                                                                    EXHIBIT 99.7

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                         COLT 200_-__ SERVICING AGREEMENT

                                     BETWEEN

                        CENTRAL ORIGINATING LEASE TRUST,

                     GENERAL MOTORS ACCEPTANCE CORPORATION,

                                   AS SERVICER

                                       AND

                                     ______,

                            AS COLT INDENTURE TRUSTEE

                              DATED AS OF ___, 200_

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                                TABLE OF CONTENTS

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ARTICLE I          DEFINITIONS............................................................................   1

         SECTION 1.01      Definitions....................................................................   1

ARTICLE II         ADMINISTRATION AND SERVICING OF LEASE ASSETS...........................................   1

         SECTION 2.01      Duties of the Servicer.........................................................   1

         SECTION 2.02      Collection of Series 200 -  Lease Payments and Pull Ahead Payments.............   3

         SECTION 2.03      Collection and Application of Security Deposits................................   4

         SECTION 2.04      Voluntary Early Terminations...................................................   4

         SECTION 2.05      Realization Upon Defaulted Lease Assets........................................   4

         SECTION 2.06      Scheduled Expiration of Series 200 -    Leases.................................   5

         SECTION 2.07      Payment and Reimbursement of Liquidation Expenses..............................   5

         SECTION 2.08      Third Party Claims.............................................................   5

         SECTION 2.09      Maintenance of Insurance Policies..............................................   5

         SECTION 2.10      Maintenance of Enforceable Ownership Interest, Beneficial Ownership
                           Interest and Security Interest in the related Vehicles.........................   6

         SECTION 2.11      Custody of Lease Files.........................................................   6

         SECTION 2.12      Waivers, Modifications and Extensions on the Series 200 -    Lease Assets......   7

         SECTION 2.13      Covenants, Representations and Warranties of Servicer..........................   8

         SECTION 2.14      Purchase of Lease Assets Upon Breach of Covenant...............................   9

         SECTION 2.15      Servicing Fees; Supplemental Servicing Fees; Payment of Certain
                           Expenses by Servicer...........................................................  10

         SECTION 2.16      Servicer's Certificate.........................................................  10

         SECTION 2.17      Annual Statement as to Compliance; Notice of Servicer Default..................  11

         SECTION 2.18      Annual Independent Accountants' Report.........................................  12

         SECTION 2.19      Access to Certain Documentation and Information Regarding Lease Assets.........  12

         SECTION 2.20      Series 200 -    Lease Asset Schedule...........................................  12

         SECTION 2.21      Additional Servicer Duties.....................................................  13

         SECTION 2.22      Transfers of Legal Title to Vehicle............................................  14
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                                TABLE OF CONTENTS

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ARTICLE III        ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS...............................................  14

         SECTION 3.01      Establishment of COLT Collection Account and Payment Ahead Servicing
                           Account........................................................................  14

         SECTION 3.02      COLT 200 -    Reserve Account..................................................  17

         SECTION 3.03      Distributions..................................................................  18

         SECTION 3.04      COLT Collections...............................................................  19

         SECTION 3.05      Application of COLT Collections................................................  20

         SECTION 3.06      Advances.......................................................................  21

ARTICLE IV         THE SERVICER...........................................................................  22

         SECTION 4.01      Liability of Servicer; Indemnities.............................................  22

         SECTION 4.02      Merger or Consolidation of, or Assumption of the Obligations of,
                           the Servicer...................................................................  23

         SECTION 4.03      Limitation on Liability of Servicer and Others.................................  23

         SECTION 4.04      Delegation of Duties...........................................................  24

         SECTION 4.05      Servicer Not to Resign.........................................................  24

ARTICLE V          SERVICER DEFAULTS......................................................................  25

         SECTION 5.01      Servicer Defaults..............................................................  25

         SECTION 5.02      Consequences of a Servicer Default.............................................  25

         SECTION 5.03      COLT Indenture Trustee to Act; Appointment of Successor........................  26

         SECTION 5.04      Notification to the Series 200 -    Further Holders and the Rating
                           Agencies.......................................................................  26

         SECTION 5.05      Waiver of Past Servicer Defaults...............................................  27

         SECTION 5.06      Repayment of Outstanding Advances..............................................  27

ARTICLE VI         OPTIONAL PURCHASE; TERMINATION.........................................................  27

         SECTION 6.01      Optional Repurchase of All Series 200 -    Lease Assets........................  27

         SECTION 6.02      Termination of Agreement.......................................................  27

ARTICLE VII        MISCELLANEOUS PROVISIONS...............................................................  28

         SECTION 7.01      Amendment......................................................................  28

         SECTION 7.02      Protection of Title to COLT....................................................  29

         SECTION 7.03      Notices........................................................................  29

         SECTION 7.04      Governing Law..................................................................  29

         SECTION 7.05      Severability of Provisions.....................................................  30
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         SECTION 7.06      Third-Party Beneficiaries......................................................  30

         SECTION 7.07      Headings.......................................................................  30

         SECTION 7.08      Binding Effect.................................................................  30

         SECTION 7.09      Execution in Counterparts......................................................  30

         SECTION 7.10      Rights Cumulative..............................................................  30

         SECTION 7.11      Further Assurances.............................................................  30

         SECTION 7.12      No Waiver......................................................................  30

         SECTION 7.13      Series Liabilities.............................................................  31

         SECTION 7.14      No Bankruptcy Petition.........................................................  31

         SECTION 7.15      Limitation of Liability........................................................  31
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EXHIBITS

EXHIBIT A  COLT Series Definitions

EXHIBIT B  Form of COLT Custodian Agreement

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

                         COLT 200_-__ SERVICING AGREEMENT

      THIS COLT 200_-__ SERVICING AGREEMENT, dated as of _____, 200 (this "COLT Servicing Agreement" or this "Agreement"), between CENTRAL ORIGINATING LEASE TRUST, a Delaware statutory trust ("COLT"), GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation ("GMAC"), as servicer (the "Servicer") and ________ , ______________, as COLT Indenture Trustee (the "COLT Indenture Trustee").

      WHEREAS Deutsche Bank Trust Company Delaware, as COLT Owner Trustee (the "COLT Owner Trustee") has entered into the Third Amended and Restated Declaration of Trust, dated as of March 25, 2004 (the "Declaration of Trust"), acknowledged, accepted and agreed by Central Originating Lease, LLC ("COLT, LLC"), as Residual Certificateholder, and GMAC (as amended, modified or otherwise supplemented from to time, the "Declaration");

      WHEREAS, the COLT Owner Trustee and COLT, LLC, as the Residual Certificateholder, are entering into a COLT 200_- __Supplement to the Declaration, dated as of the date hereof, to segregate the Series 200_- __Lease Assets into a separate Series under the Declaration;

      WHEREAS, COLT and the COLT Indenture Trustee are entering into the COLT Indenture, dated as of the date hereof, to provide for the issuance of the COLT 200_-__ Secured Notes;

      WHEREAS, the parties desire to enter into this Agreement to provide for, among other things, the servicing of Series 200_-__ Lease Assets by the Servicer;

      NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.01 Definitions. Capitalized terms used in this Agreement are defined in and shall have the meanings assigned to them in the COLT Series Definitions attached as Exhibit A, or if not defined therein, shall have the meanings assigned to them in the COLT Program Definitions attached as Exhibit I to the Declaration. All references herein to "this Agreement" are to this COLT Servicing Agreement as it may be amended, supplemented or otherwise modified from time to time.

                                   ARTICLE II
                  ADMINISTRATION AND SERVICING OF LEASE ASSETS

      SECTION 2.01 Duties of the Servicer. (a) The Servicer is hereby authorized to act as agent for COLT and in such capacity shall manage, service, administer and make collections on and dispositions of the Series 200_-__ Lease Assets in accordance with this Agreement with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive leases that it services for itself or others. Each of the COLT 200_-__ Secured Noteholders and the COLT 200_-__ Certificateholder, by acceptance of a COLT 200_-__

                                                        COLT Servicing Agreement

KE comments on Servicing Agreement.

Secured Note or the COLT 200_-__ Certificate, as the case may be, authorizes the Servicer to service, administer and make payments on its COLT 200_-__ Secured Note or the COLT 200_- Certificates as provided herein. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer set forth herein with respect to the Series 200_- Lease Assets, the COLT 200_-__ Secured Notes and the COLT 200_-__ Certificates.

      (b) The Servicer's duties shall include collecting and posting of all payments, responding to inquiries of Lessees, investigating delinquencies, sending billing statements or coupon books to Lessees, reporting required tax information (if any) to Lessees, policing the Vehicles, monitoring the status of insurance policies with respect to the Lessees and the Vehicles, accounting for collections and furnishing monthly and annual statements to COLT with respect to distributions, generating federal income tax information, giving, on a timely basis, any required notices or instructions to the COLT Owner Trustee under the Declaration, giving any required instructions to VAULT under the VAULT Trust Agreement and performing the other duties specified herein or in any other COLT 200_-__ Basic Document. Subject to the provisions of this Agreement, the Servicer shall follow its Customary Servicing Practices and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administering and collecting that it may deem necessary or desirable.

      (c) Without limiting the generality of the foregoing, the Servicer is hereby designated by COLT as the true and lawful attorney and agent for and on behalf of COLT, with full power and authority to perform any and all acts related to managing, servicing, administering and collecting any part of the COLT 200_-__ Trust Estate and any and all acts otherwise required or permitted to be performed by the Servicer under this Agreement and the other COLT 200_- Basic Documents and is hereby authorized and empowered by COLT to execute and deliver, in its own name or on behalf of COLT, or both of them, as the case may be, any and all instruments of satisfaction, extension or cancellation, or of partial release or discharge, and all other comparable instruments, with respect to Series 200_-__ Lease Assets. The Servicer also has the right, power and authority to designate in writing other Persons as true and lawful attorneys and agents for and on behalf of COLT to do anything that the Servicer has the power to do under this Agreement or the other COLT 200_-__ Basic Documents; provided, however, that notwithstanding any such designation, the Servicer shall remain liable for the performance of the duties and obligations of the Servicer hereunder and thereunder.

      (d) In addition, the Servicer shall have the full power and authority to do or cause to be done any and all things in connection with the servicing and administration of the Series 200_- Lease Assets that the Servicer may deem necessary or desirable in connection with arranging for the sale or other liquidation of the Vehicles upon its receipt of possession thereof. In connection with any such sale or other liquidation of any such Vehicle, other than any sale directly or indirectly of such Vehicle to the related Lessee in accordance with the related Series 200_-__ Lease, the Servicer shall use commercially reasonable efforts to maximize the Sale Proceeds received in connection with the sale or other liquidation of any such Vehicle; provided, however, that the Servicer shall have no liability to COLT or the Series 200_-__ Further Holders in connection with any sale or other liquidation of a Vehicle related to a Series 200_-__ Lease Asset to the extent the Servicer arranges for such sale or other liquidation of such Vehicle in accordance with its Customary Servicing Practices.

      (e) The Servicer is hereby authorized to commence, in its own name or in the name of COLT, a legal proceeding to enforce a defaulted Series 200_-__ Lease Asset as contemplated by Section 2.05, to enforce all obligations of COLT under this Agreement and the other COLT 200_-__ Basic Documents or to commence or participate in a legal proceeding (including a bankruptcy proceeding) relating to or involving a Series 200_-__ Lease Asset. If the Servicer commences or participates in such a legal proceeding in its own name, COLT shall thereupon be deemed to have automatically assigned such Series 200_-__ Lease Asset to the Servicer for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is hereby authorized and empowered by COLT to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. COLT shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the other COLT 200_-__ Basic Documents. If in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Series 200_-__ Lease Asset on the grounds that it is not a real party in interest or a holder entitled to enforce such Series 200_-__ Lease Asset, the COLT Owner Trustee shall, at the Servicer's expense, take such steps as the Servicer deems necessary to enforce such Series 200_-__ Lease Asset, including bringing such suit or proceeding in the COLT Owner Trustee's name.

      SECTION 2.02 Collection of Series 200_-__ Lease Payments and Pull Ahead Payments. (a) The Servicer shall make commercially reasonable efforts to collect all payments called for under the terms and provisions of the Series 200_-__ Leases as and when the same shall become due in accordance with the Servicer's Customary Servicing Practices; provided, however, that any waiver, extension or modification of the terms of any Series 200_-__ Lease shall be granted by the Servicer solely (i) pursuant to a Pull Ahead Program in accordance and upon full compliance with the COLT Pull Ahead Funding Agreement or (ii) in accordance with
Section 2.12; and provided, further, that the Servicer shall have no obligation to collect any payments required under any Administrative Lease Asset or Warranty Lease Asset following COLT's receipt of the related Administrative Purchase Payment or Warranty Payment, as applicable.

      (b) If GMAC, in its capacity as agent for General Motors Corporation, or General Motors Corporation institutes a Pull Ahead Program, the Servicer shall modify the Series 200_- Lease related to any Pull Ahead Lease Asset by accepting the Pull Ahead Payment from GMAC in accordance and upon full compliance by GMAC with the COLT Pull Ahead Funding Agreement in lieu of receiving Monthly Lease Payments from the related Lessee. In connection with any such modification of a Series 200_-__ Lease in connection with a Pull Ahead Program, the Servicer shall obtain the full amount of such Pull Ahead Payment from GMAC and deposit it in the COLT Collection Account at the time and in the manner required by Section
3.04. Consistent with the foregoing, only the Servicer (or any replacement servicer or delegate of the Servicer) shall be entitled to modify the Series 200
- Lease related to any Pull Ahead Lease Asset; provided, however, that any such modification shall be subject to and consistent with the provisions of this Agreement. Consistent with the foregoing, and notwithstanding anything to the contrary contained in this Agreement (including Section 4.04 of this Agreement) or any other COLT 200_-__ Basic Document, General Motors Corporation shall have no right (and the Servicer will not allow General Motors Corporation) to waive, extend or modify any provision of any Series 200_-__ Lease whether in connection with a Pull Ahead Program or otherwise.

      (c) Upon the return of a Vehicle to a Dealer following the expiration or termination of a Series 200_-__ Lease, the Servicer shall cause the Dealer or an independent third party to inspect such Vehicle to ascertain whether Excess Wear and Excess Mileage Charges are due and whether there is a need for any repairs, and shall cause the Dealer or an independent third party to deliver a vehicle condition report to the Servicer. The Servicer shall require the Lessee to pay the Excess Wear and Excess Mileage Charges for each Vehicle in accordance with the terms of the applicable Series 200_-__ Lease.

      SECTION 2.03 Collection and Application of Security Deposits. (a) The Servicer shall separately account for any Security Deposit related to the Series 200_-__ Lease Assets remitted to it or to COLT as agent and bailee for COLT, and shall apply the proceeds of such Security Deposits in accordance with applicable law, its Customary Servicing Practices and the Series 200_-__ Leases, including that the Servicer shall use the Security Deposit in respect of any defaulted Series 200_-__ Lease for the payment of any amount resulting from the related Lessee's default or failure to pay all amounts required to be paid under such Series 200_-__ Lease and any Excess Wear and Excess Mileage Charges.

      (b) In any Collection Period in which a Series 200_-__ Lease becomes a Liquidating Lease Asset, the Servicer shall deposit into the COLT Collection Account in accordance with Section 3.04, to the extent permitted by such Series 200_-__ Lease and applicable law, an amount equal to the lesser of (i) the related Security Deposit and (ii) any amount to which the related Security Deposit shall apply in accordance with such Series 200_-__ Lease and applicable law, and such amount shall become part of the COLT Collections on the Series 200_-__ Lease Asset for such Collection Period. The remainder of the related Security Deposit for any such Series 200_-__ Lease Asset, after the deposit of the amounts, if any, referenced in the preceding sentence, shall be returned to the related Lessee by the Servicer; provided, however, that the Servicer may separately account for a Security Deposit (including any interest therein) until the Lessee has repaid all other charges owed under such Series 200_-__ Lease. As additional servicing compensation and as part of its Supplemental Servicing Fee, the Servicer shall also be entitled to the earnings from the investment of Security Deposits retained as and to the extent permitted by applicable law and the applicable Series 200_-__ Lease and to the extent not required to be paid to the Lessees.

      SECTION 2.04 Voluntary Early Terminations. If under any Series 200_-__ Lease the Lessee exercises its option to terminate the Series 200_-__ Lease prior to the Scheduled Lease End Date of such Series 200_-__ Lease, the Servicer shall, on behalf of COLT, give instructions to VAULT to convey title to the related Vehicle to the Person purchasing the related Vehicle. If neither the Lessee nor the Dealer purchases the related Vehicle, the Servicer shall, as soon as reasonably practicable, consign such vehicle to a motor vehicle wholesale or retail dealer for resale, sell such Vehicle at a private or public sale or take other commercially reasonable actions in order to dispose of such Vehicle.

      SECTION 2.05 Realization Upon Defaulted Lease Assets. The Servicer shall use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise comparably gain control of any Vehicle that it has reasonably determined should be repossessed or otherwise controlled following a default under the Series 200_-__ Lease related to such Vehicle. The Servicer shall follow its Customary Servicing Practices, which practices, policies and procedures may include, among other things, exercising commercially reasonable efforts to realize upon any recourse to any Dealers, consigning a Vehicle to a motor vehicle wholesale or retail dealer for resale, selling such Vehicle at a public or private sale and taking other actions in order to realize upon such Series 200_-__ Lease and/or Vehicle. The Servicer is authorized to commence legal proceedings with respect to a Lease Asset in its own name or in the name of COLT. In connection with the sale of any Vehicle in accordance with this Section 2.05, the Servicer shall, on behalf of COLT, give instructions to VAULT to convey title to such Vehicle to the purchaser thereof.

      SECTION 2.06 Scheduled Expiration of Series 200_-__ Leases. At the Scheduled Lease End Date for each Series 200_-__ Lease, if the Lessee elects to exercise its option under such Lease to purchase the related Vehicle, the Servicer shall determine whether the Dealer that originated such Lease or COLT will sell the Vehicle to the Lessee. If the Dealer is to sell the Vehicle to the Lessee, upon receipt of the purchase price for such Vehicle from the Dealer and upon direction from the Dealer, the Servicer shall, on behalf of COLT, give instructions to VAULT to convey title to such Vehicle to the Lessee. If COLT is to sell the Vehicle to the Lessee, upon receipt of the Lessee Purchase Amount, the Servicer shall, on behalf of COLT, give instructions to VAULT to convey title to such Vehicle to the Lessee. If the Lessee does not exercise its option to purchase the related Vehicle at the Scheduled Lease End Date, the Servicer shall determine if a Dealer will purchase such Vehicle. If a Dealer elects to purchase the related Vehicle, upon receipt of the purchase price for such Vehicle from the Dealer, the Servicer shall, on behalf of COLT, give instructions to VAULT to convey title to such Vehicle to such Dealer. If neither the Lessee nor a Dealer purchases the related Vehicle, the Servicer shall, as soon as reasonably practicable, consign such vehicle to a wholesale or retail motor vehicle dealer for resale, sell such Vehicle at a private or public sale or take other commercially reasonable actions in order to dispose of such Vehicle.

      SECTION 2.07 Payment and Reimbursement of Liquidation Expenses. (a) In connection with the repossession or sale of any Vehicle, the Servicer shall be entitled, if such Vehicle shall have sustained any damage, to expend funds in connection with any repair or towards the repossession of such Vehicle if it has determined in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the Vehicle and related Series 200_-__ Lease by an amount greater than the amount of such expenses.

      (b) The Servicer shall be entitled to be reimbursed for the amount of any Liquidation Expenses it has paid with respect to each Series 200_-__ Lease Asset at such time as the related Vehicle has been sold or otherwise disposed of by the Servicer in accordance with Section 3.03(b)(iii).

      SECTION 2.08 Third Party Claims. The Servicer shall promptly notify the COLT Owner Trustee and the COLT Indenture Trustee upon its learning that a claim has been made against COLT or VAULT that would have a material adverse impact on the Series 200_-__ Further Holders, COLT or the Series 200_-__ Lease Assets.

      SECTION 2.09 Maintenance of Insurance Policies. (a) The Servicer shall, in accordance with its Customary Servicing Practices, require that each Lessee shall have obtained all insurance required to be obtained by the Lessee under the applicable Series 200_-__ Lease.

The Servicer shall, in accordance with its Customary Servicing Practices, monitor such insurance with respect to each Series 200_-__ Lease. If a Lessee under any Series 200_-__ Lease Asset fails to obtain or maintain any insurance required under the related Series 200_-__ Lease, the Servicer, in accordance with its Customary Servicing Practices, may deem the related Series 200_-__ Lease to be in default, and the Servicer shall determine whether to repossess the related Vehicle in accordance with Section 2.05 or otherwise seek enforcement of such Series 200_-__ Lease. The Servicer shall, in accordance with its Customary Servicing Practices, take all such actions as are necessary so that COLT is and remains insured against at least the types of risks and in at least the amounts as are customary for a lessor of leased vehicles consistent with the insurance the Servicer has maintained and maintains from time to time for its own portfolio of retail automotive leases and related leased vehicles.

      (b) The Servicer may, instead of procuring insurance against any liability COLT may incur relating to the use, ownership or operation of any of the Vehicles, indemnify COLT for losses arising from any such liability so long as its long-term unsecured debt rating is at least "BBB-" by S&P and "Baa3" by Moody's; provided, however, that the insurance policies procured by the Servicer may in any event be subject to commercially reasonable deductibles and retentions; and provided, further, that the Servicer shall notify the Rating Agencies if the Servicer makes a material change in its insurance practices for its portfolio of retail automotive leases and related leased vehicles. If COLT incurs any such uninsured losses with respect to a Series 200_-__ Lease Asset, the Servicer shall deposit such amounts, from its own funds, into the COLT Collection Account in accordance with Section 3.04 and such amounts shall be included in COLT Collections with respect to such Series 200_-__ Lease Asset.

      SECTION 2.10 Maintenance of Enforceable Ownership Interest, Beneficial Ownership Interest and Security Interest in the related Vehicles. The Servicer shall, in accordance with its Customary Servicing Practices, take such steps as are necessary to (a) establish and maintain the enforceable ownership interest of VAULT in the Vehicles related to the Series 200_-__ Lease Assets in accordance with the VAULT Trust Agreement, (b) establish and maintain COLT's beneficial ownership interest in the Vehicles related to the Series 200_-__ Lease Assets in accordance with the VAULT Trust Agreement and (c) establish and maintain the perfection of the COLT 200_-__ Secured Noteholders' security interest in the Vehicles related to the Series 200_-__ Lease Assets. Each COLT 200_-__ Secured Noteholder hereby authorizes the Servicer to re-perfect such security interest on its behalf as may be needed from time to time.

      SECTION 2.11 Custody of Lease Files. Simultaneously with the execution and delivery of this Agreement, COLT shall enter into the COLT Custodian Agreement with the COLT Custodian pursuant to which COLT shall revocably appoint the COLT Custodian, and the COLT Custodian shall accept such appointment, to act as the agent of COLT as COLT Custodian of the following documents or instruments, which shall be constructively delivered to COLT with respect to each Series 200_-__ Lease Asset on behalf of the COLT 200_-__ Secured Noteholders:

      (a) the fully executed original of such Series 200_-__ Lease;

      (b) documents evidencing or related to any insurance policy covering the related Vehicle;

      (c) the original application of each Lessee, fully executed by each Lessee on a form that meets GMAC's customary origination standards;

      (d) where permitted by law, the original certificate of title (as soon as it is received) and otherwise such documents, if any, that GMAC keeps on file in accordance with its customary procedures indicating that title to the Vehicle is in the name of VAULT and an interest as first lienholder or secured party is in the name of GMAC; and

      (e) any and all other documents that GMAC keeps on file in accordance with its customary procedures relating to any Series 200_-__ Lease, Lessee or related Vehicle, including any written modifications or extensions.

      SECTION 2.12 Waivers, Modifications and Extensions on the Series 200_-__ Lease Assets. (a) The Servicer may, in its discretion and in accordance with its Customary Servicing Practices: (i) waive any late payment charge or penalty interest provision or any other provision of any Series 200_-__ Lease; (ii) extend the term of any Series 200_-__ Lease and/or the due date for any payment due from the Lessee thereunder; (iii) modify any provision of any Series 200_-__ Lease; (iv) accept extended performance under any Series 200_-__ Lease Asset; and (v) take any other action to waive, extend or modify any of the obligations of the Lessee under any Series 200_-__ Lease; provided, however, that the Servicer shall not grant any such waiver, extension or modification or take any other action if such waiver, extension, modification or other action would (A) impair the enforceable ownership interest of VAULT, the beneficial ownership interest of COLT, the Lien of the COLT 200_-__ Secured Noteholders in the related Vehicle or the Lien of the COLT Indenture Trustee for the ratable benefit of the COLT 200_-__ Secured Noteholders in such Series 200_-__ Lease,
(B) reduce the aggregate dollar amount of the Monthly Lease Payments due under any Series 200_-__ Lease Asset, (C) extend the term of any Series 200_-__ Lease Asset beyond the last day of the sixth Collection Period immediately preceding the Final Maturity Date of the related COLT 200_-__ Secured Note, or (D) modify the amounts due from the Lessee upon the termination of any Series 200_-__ Lease, except that the Servicer may reduce the Lessee Purchase Amount under any Series 200_-__ Lease Asset to the extent that the Servicer has determined, in its discretion, that the reduction of such Lessee Purchase Amount is reasonably likely to maximize the Sale Proceeds received by the Servicer in connection with the sale or other liquidation of the related Vehicle; and provided, further, that the foregoing provisions shall not prohibit the Servicer's waiver of the Lessee's payment of one or more Monthly Lease Payments with respect to any Pull Ahead Lease Asset pursuant to a Pull Ahead Program in accordance with and upon full compliance by GMAC with the COLT Pull Ahead Funding Agreement pursuant to
Section 2.02(b); and, provided, further, that notwithstanding anything to the contrary in any COLT 200_-__ Basic Document, the Servicer will not allow General Motors Corporation to waive, extend or modify any provision of any Series 200_-__ Lease whether in connection with a Pull Ahead Program or otherwise.

      (b) Notwithstanding any waiver, extension, modification or other action taken by the Servicer with respect to a Series 200_-__ Lease in accordance with
Section 2.12(a), the Servicer shall make Monthly Payment Advances and Residual Advances in accordance with Section 3.06 and shall calculate the ABS Value of such Series 200_-__ Lease Asset as if such waiver, extension, modification or other action had not occurred.

      SECTION 2.13 Covenants, Representations and Warranties of Servicer. The Servicer hereby makes representations, warranties and covenants as follows: (a) The Servicer covenants, with respect to each Series 200_-__ Lease Asset, that from and after Series 200_-__ Closing Date:

            (i) Legal Title to Vehicles. Except as otherwise expressly contemplated by this Agreement and the VAULT Trust Agreement, the Servicer shall maintain VAULT as the legal title holder of the related Vehicles;

            (ii) No Impairment. The Servicer shall do nothing to impair the rights of COLT or the Series 200_-__ Further Holders in and to such Series 200_-__ Lease Assets and shall not create or permit to exist on any of the Series 200_-__ Lease Assets any Lien that arises from any act or omission of the Servicer or with respect to which the Servicer has any payment liability; provided, however, that the foregoing covenant shall not limit or impair the Servicer's right to receive payments owing to it hereunder, including repayment of Advances made pursuant to the terms hereof; and

            (iii) Payment of Sales and Use Tax Amounts and other State Tax Covenants. The Servicer shall use commercially reasonable efforts to pay all amounts it has received from the Lessees under the Series 200_-__ Lease Assets with respect to Sales and Use Tax Amounts to the applicable taxing authorities as the same shall become due and payable under applicable law. Upon having actual knowledge of any Lien of any applicable state taxing authority upon any Series 200_-__ Lease Asset that materially and adversely affects the interests of the COLT 200_-__ Secured Noteholders, the Servicer shall use commercially reasonable efforts to cause any such Series 200_-__ Lease Asset to be released from such Lien.

      (b) The Servicer hereby represents and warrants as of the Series 200_-__ Closing Date:

            (i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and has the power, authority and legal right to service the Series 200_-__ Lease Assets;

            (ii) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Series 200_-__ Lease Assets as required by this Agreement) requires such qualification;

            (iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action;

            (iv) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (v) No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument or violate any law or, to the best of the Servicer's knowledge, any order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties; and

      (vi) No Proceedings. To the Servicer's knowledge, there are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any other COLT 200_-__ Basic Document, (B) seeking to prevent the issuance of the COLT 200_- Secured Notes or the consummation of any of the transactions contemplated by this Agreement or any other COLT 200_-__ Basic Document, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other COLT 200_-__ Basic Document.

      SECTION 2.14 Purchase of Lease Assets Upon Breach of Covenant. Upon discovery by the Servicer, the COLT Owner Trustee or any Series 200_-__ Further Holder of a breach of any of the covenants set forth in Sections 2.10, 2.12(a) and 2.13(a), the party discovering such breach shall give prompt written notice to the other. As of the last day of the second Collection Period following its discovering or receiving notice of such breach (or, at the Servicer's election, the last day of the first Collection Period so following), the Servicer shall, unless it shall have cured such breach in all material respects, purchase from COLT any Series 200_-__ Lease Asset materially and adversely affected by such breach and, on or prior to such Payment Date, the Servicer shall pay the Administrative Purchase Payment, and shall be entitled to receive the Released Administrative Amount, if any. The obligation of the Servicer to purchase any Series 200_-__ Lease Asset with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Series 200_-__ Further Holders or COLT.

      Upon payment of the Administrative Purchase Payment with respect to any Administrative Lease Asset pursuant to this Section 2.14, COLT shall assign to the Servicer, without recourse, representation or warranty, all of COLT's right, title and interest in and to such Series 200_-__ Lease Asset, all monies due thereon, proceeds from insurance policies to the extent relating to such Series 200_-__ Lease Asset or the related Lessee and the interests of COLT in rebates of premiums and other amounts relating to insurance policies to the extent relating to such Series 200_-__ Lease Asset and any documents relating thereto, such assignment being an assignment outright and not for security; and the Servicer shall thereupon own the same free of all further obligation to COLT and the Series 200_-__ Further Holders with respect thereto. The Servicer shall then release its claim for reimbursement of the portion of any Outstanding Advances made with respect to such Administrative Lease Asset.

      SECTION 2.15 Servicing Fees; Supplemental Servicing Fees; Payment of Certain Expenses by Servicer. (a) On each Payment Date, the Servicer (or its designee) shall receive Servicing Fees out of the Available Distribution Amount in respect of the Series 200_-__ Lease Assets. The Servicer (or its designee) shall receive the Supplemental Servicing Fee from any other amounts on account thereof collected by the Servicer hereunder when and as paid without any obligation to COLT or any Series 200_-__ Further Holder and shall have no obligation to deposit any such amount in the COLT Collection Account. To the extent that any amount of Supplemental Servicing Fees shall be held in the COLT Collection Account or any other account established hereunder or under any other COLT 200_-__ Basic Document, such amount shall be withdrawn therefrom and paid to the Servicer (or its designee) upon presentation of a certificate signed by a Responsible Officer of the Servicer setting forth, in reasonable detail, the amount of such Supplemental Servicing Fee.

      (b) The Servicer shall pay from its own funds (including Servicing Fees paid to it but excluding any property in the COLT 200_-__ Trust Estate) all expenses incurred by it in connection with its activities under this Agreement and the other COLT 200_-__ Basic Documents, including (i) fees and expenses of the COLT Owner Trustee under Section 5.9 of the Declaration and under each Series Supplement to the Declaration, (ii) fees and expenses of the COLT Indenture Trustee under the COLT Indenture, (iii) fees and expenses of the VAULT Trustee under the VAULT Trust Agreement, (iv) fees and disbursements of independent accountants retained in connection with this Agreement, (v) taxes imposed on the Servicer, expenses incurred in connection with distributions and reports by the Servicer or on its behalf to the COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder, (vi) any Liquidation Expenses with respect to the Series 200_-__ Lease Assets in accordance with Section 2.07(a), and (vii) all other fees and expenses not expressly stated under this Agreement to be for the account of the COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder; provided, however, that the Servicer shall be entitled to reimbursement in accordance with Sections 2.07(b) and 3.03(b)(iii)(B) for any Liquidation Expenses incurred with respect to the Series 200_-__ Lease Assets.

      SECTION 2.16 Servicer's Certificate. On each Determination Date, the Servicer shall deliver a Servicer's Certificate to the Series 200_-__ Further Holders and the Rating Agencies. The Servicer's Certificate shall contain the following information with respect to the Series 200_- Lease Assets and the COLT 200_-__ Secured Notes for the following Payment Date and the related Collection
Period:

            (i) the aggregate amount of Applied Payments Ahead for such Payment Date and the aggregate amount of Payments Ahead as of the last day of the related Collection Period and the change in such amount from the last day of the preceding Collection Period;

            (ii) the aggregate amount of Outstanding Advances after taking into account all withdrawals and deductions on such Payment Date;

            (iii) the amount of COLT Collections for the related Collection Period;

            (iv) the Aggregate ABS Value of the Series 200_-__ Lease Assets at the opening of business on the first Business Day of the - - related Collection Period;

            (v) the Servicing Fee payable to the Servicer with respect to the related Collection Period;

            (vi) the amount, if any, to be withdrawn from the COLT 200_-__ Reserve Account on such Payment Date;

            (vii) the COLT 200_-__ Reserve Account Available Amount on such Payment Date (after giving effect to any withdrawals to be made on such date) and the COLT 200_-__ Reserve Account Required Amount on such Payment Date;

            (viii) the Aggregate ABS Value of all Series 200_-__ Lease Assets at the close of business on the last day of the second preceding Collection Period, the Aggregate ABS Value of all Series 200_-__ Lease Assets at the close of business on the last day of the related Collection Period, and the amount of the Aggregate Principal Payment for such Payment Date;

            (ix) the aggregate Secured Note Monthly Accrued Interest for the related Collection Period;

            (x) the Secured Note Interest Distributable Amount for such Payment Date;

            (xi) the Secured Note Principal Distributable Amount for such Payment Date;

            (xii) the Secured Note Principal Carryover Shortfall for such Payment Date; and

            (xiii) the Aggregate Secured Note Principal Balance of the COLT 200_-__ Secured Notes after giving effect to all distributions to - - be made on such Payment Date.

      SECTION 2.17 Annual Statement as to Compliance; Notice of Servicer Default. (a) The Servicer shall, at its expense, deliver to the COLT Indenture Trustee and the COLT Owner Trustee, each COLT 200_-__ Secured Noteholder and the COLT 200_-__ Certificateholder, on or before March 15 of each year, beginning March 15, 200 , an officer's certificate signed by the President or any Vice President of the Servicer dated as of December 31 of the immediately preceding year, in each instance stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or, with respect to the first such certificate, such period as shall have elapsed from the Series 200_-__ Closing Date to the date of such certificate) and of the Servicer's performance under this Agreement and the other COLT 200_-__ Basic Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under such agreements throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any COLT 200_-__ Secured Noteholder or the COLT 200_- Certificateholder by a request in writing to COLT addressed to the Corporate Trust Office of the COLT Indenture Trustee or the COLT Owner Trustee, as applicable.

      (b) The Servicer shall deliver to the Series 200_-__ Further Holders and the Rating Agencies promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default.

      SECTION 2.18 Annual Independent Accountants' Report. The Servicer shall, at its expense, cause a firm of independent accountants, who may render other services to the Servicer or the Seller, to deliver to the COLT Owner Trustee, the COLT Indenture Trustee, the COLT 200_-__ Secured Noteholders and the COLT 200_-__ Certificateholder on or before March 15 of each year, beginning March 15, 200 with respect to the 12 months ended on the immediately preceding December 31 (or, with respect to the first such report, such period as shall have elapsed from the Series 200_-__ Closing Date to the date of such certificate), a report (the "Accountant's Report") addressed and delivered to the Board of Directors of the Servicer and to the COLT Indenture Trustee and the COLT Owner Trustee. The Accountant's Report shall contain a report to the effect that such firm has examined the Servicer's assertion that the Servicer has complied with its Minimum Servicing Standards and that such examination: (i) was conducted in accordance with the Attestation Protocol and (ii) included examining, on a test basis, evidence regarding the Servicer's compliance with its Minimum Servicing Standards. The Accountant's Report shall include an opinion that the Servicer's assertion with respect to compliance with its Minimum Servicing Standards is fairly stated in all material respects or shall report the exceptions that do not permit such opinion. In the event that such firm requires the COLT Owner Trustee to agree to the examination performed by such firm, the Servicer shall direct the COLT Owner Trustee in writing to so agree; it being understood and agreed that the COLT Owner Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer and the COLT Owner Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such examination.

      SECTION 2.19 Access to Certain Documentation and Information Regarding Lease Assets. The Servicer shall provide to the Series 200_-__ Further Holders reasonable access to the documentation regarding the Series 200_-__ Lease Assets. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours at offices of the Servicer designated by the Servicer containing such records. Nothing in this Section 2.19 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding Lessees, and the failure of the Servicer to provide access as provided in this Section 2.19 as a result of such obligation shall not constitute a breach of this Section 2.19.

      SECTION 2.20 Series 200_-__ Lease Asset Schedule. The Servicer shall maintain, and shall furnish to any Series 200_-__ Further Holder upon request, a schedule of Series 200_- Lease Assets in electronic form identifying each Lease Asset owned by COLT that has been allocated as a Series 200_-__ Lease Asset (the "Series 200_-__ Lease Asset Schedule"). The Series 200_-__ Lease Asset Schedule shall be updated promptly to reflect the termination of any Series 200_-__ Lease Asset and the removal of any Series 200_-__ Lease Asset, including any Liquidating Lease Asset, Administrative Lease Asset, or Warranty Lease Asset. If the Servicer, during a Collection Period, assigns to a Series 200_-__ Lease Asset an account number that differs from the account number previously identifying such Series 200_-__ Lease Asset on the Series 200_-__ Lease Asset Schedule, the Servicer shall amend the Series 200_-__ Lease Asset Schedule by the Payment Date thereafter related to such Collection Period to report the newly assigned account number. Each such amendment shall list all new account numbers assigned to Series 200_-__ Lease Assets during such Collection Period and shall show by cross reference the prior account numbers identifying such Series 200_-__ Lease Asset on the Series 200_-__ Lease Asset Schedule. Upon request of any Series 200_-__ Further Holder, the Servicer shall prepare a reconciliation of the current Series 200_-__ Lease Asset Schedule to the last Series 200_-__ Lease Asset Schedule furnished to such Series 200_-__ Further Holder before such request indicating the removal of Lease Assets from the Series 200_-__ Lease Assets.

      SECTION 2.21 Additional Servicer Duties. The Servicer shall:

      (a) maintain or cause to be maintained the books of COLT on a calendar year basis on the accrual method of accounting and in compliance with Section 3804(a) of the Statutory Trust Statute with respect to the separate holding and accounting for the Series 200_-__ Lease Assets and the other assets of the Series 200_-__ Portfolio;

      (b) (i) on behalf of COLT, prepare and file all state, local and federal tax returns required to be filed by COLT, if any; (ii) send the COLT 200_-__ Secured Noteholders any statements required by state or local tax law; (iii) provide the COLT Owner Trustee with all information necessary for the COLT Owner Trustee to send to the COLT 200_- __ Certificateholder the statements required by federal tax law; and (iv) cause all taxes required to be paid by COLT under federal, state or local law to be paid (provided that the Servicer shall have no obligation to pay any taxes required to be paid by COLT other than taxes that are covered by the indemnification provided by the Servicer in Section 4.01(a)(i));

      (c) on behalf of COLT, obtain all licenses, permits and sales tax exemptions necessary for COLT to conduct the activities contemplated by the COLT 200_-__ Basic Documents;

      (d) take such actions as are necessary to cause COLT to be qualified or licensed to do business in each state where COLT is required to be so qualified or licensed in order to conduct the activities contemplated by the COLT 200_-__ Basic Documents;

      (e) take such actions as are necessary to assure that COLT is at all times in compliance with all applicable laws, rules, regulations and orders of all Governmental Authorities;

      (f) prepare and file all documents (if any) required to be filed by COLT under federal and state securities laws;

      (g) maintain all records relating to the COLT 200_-__ Secured Notes, including all records relating to the issuance, ownership and payment of the COLT 200_-__ Secured Notes;

      (h) exercise the rights and perform the obligations of the Servicer as are set forth in the Declaration and each Series Supplement to the Declaration with respect to the Certificates, including cooperating with the COLT Owner Trustee in enforcing compliance with the transfer restrictions and authorized denomination requirements applicable to the transfer and exchange of Certificates, making a determination as to whether such transfer or exchange complies with such transfer restrictions and authorized denomination requirements (or waiving compliance), preparing the Certificates for execution and authentication by the COLT Owner Trustee upon initial issuance, transfer and exchange and providing the COLT Owner Trustee with written instructions as to the satisfaction of transfer restrictions and authorized denomination requirements with respect to the Certificates; and

      (i) perform all the duties of COLT under the COLT 200_-__ Basic Documents, including, making all calculations, and preparing for execution by COLT or the COLT Owner Trustee or causing the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates, notices and opinions as it shall be the duty of COLT or the COLT Owner Trustee to prepare, file or deliver pursuant to the COLT 200_-__ Basic Documents, and at the request of the COLT Owner Trustee taking all appropriate actions that it is the duty of COLT or the COLT Owner Trustee to take pursuant to the COLT 200_-__ Basic Documents. Furthermore, in accordance with the direction of the COLT Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the COLT 200_-__ Collateral (including the COLT 200_-__ Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the COLT Owner Trustee and are reasonably within the capability of the Servicer.

      SECTION 2.22 Transfers of Legal Title to Vehicle. If GMAC is both the Servicer under this Agreement and under the VAULT Trust Agreement, subject to
Section 7.02, GMAC may cause transfers of legal title to the Vehicles required to be made under this Agreement without delivering the notices or complying with the formalities required by the VAULT Trust Agreement.

                                  ARTICLE III
                    ESTABLISHMENT OF ACCOUNTS; DISTRIBUTIONS

      SECTION 3.01 Establishment of COLT Collection Account and Payment Ahead Servicing Account. (a) (i) The Servicer, for the benefit of the COLT 200_-__ Secured Noteholders, shall establish and maintain in the name of the COLT Indenture Trustee an Eligible Deposit Account known as the Central Originating Lease Trust 200_-__ Collection Account (the "COLT Collection Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-__ Further Holders.

            (ii) The Servicer, for the benefit of the Lessees, shall establish and maintain in the name of the COLT Indenture Trustee an account known as the Central Originating Lease Trust COLT 200_-__ Payment Ahead

      Servicing Account (the "Payment Ahead Servicing Account"). The Payment Ahead Servicing Account shall not be property of COLT.

      (b) Each of the COLT 200_-__ Accounts shall be segregated accounts initially established with the COLT Indenture Trustee and maintained by the Servicer in its discretion with the COLT Indenture Trustee (or another Eligible Institution) so long as either (i) the deposits of the COLT Indenture Trustee (or such other Eligible Institution) have the Required Deposit Rating, or (ii) the COLT 200_-__ Accounts are maintained in the corporate trust department of the COLT Indenture Trustee (or such other Eligible Institution). All amounts held in the COLT 200_-__ Accounts shall, to the extent permitted by applicable laws, rules and regulations, be invested in Eligible Investments, at the written direction of the Servicer, by the Person at which such COLT 200_-__ Account is maintained. Such written direction shall certify that any such investment is authorized by this Section 3.01. Such direction may be a standing direction to invest all funds from time to time on deposit in an account in a particular Eligible Investment until subsequent notice from the Servicer. Investments in Eligible Investments shall be made in the name of the COLT Indenture Trustee or its nominee or assignee, and, unless otherwise permitted by the Rating Agencies, may not be sold or disposed of prior to their maturity; provided, however, that Eligible Investments held in the COLT 200_-__ Reserve Account may be sold or disposed of prior to their maturity so long as (x) the Servicer directs the COLT Indenture Trustee to make such sale or disposition, and (y) the Eligible Investments are sold at a price equal to or greater than the unpaid principal balance thereof. Should the short-term unsecured debt obligations of the COLT Indenture Trustee (or any other bank or trust company with which any COLT 200_-__ Account is maintained) no longer have the Required Deposit Rating, then the Servicer shall, within 10 Business Days (or such longer period not to exceed 30 calendar days, as to which each Rating Agency shall consent), with the COLT Indenture Trustee's (or such other Eligible Institution) assistance as necessary, cause each such COLT 200_-__ Account to be moved in the Servicer's discretion to either (i) a bank or trust company, the short-term unsecured debt obligations of which shall have the Required Deposit Rating or (ii) the corporate trust department of the COLT Indenture Trustee (or such other Eligible Institution). Investment Earnings shall be paid to the Servicer (or its designee) as Supplemental Servicing Fees. Neither the COLT Owner Trustee nor the COLT Indenture Trustee shall have any liability for any loss on Eligible Investments, nor shall the COLT Owner Trustee or the COLT Indenture Trustee have any liability for transferring funds in or to the COLT 200_-__ Accounts based on written instructions of the Servicer. The COLT Indenture Trustee or the other Person holding the Designated Accounts as provided in this Section 3.01(b) shall be the "Securities Intermediary." If the Securities Intermediary shall be a Person other than the COLT Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 3.01 and an Opinion of Counsel that such Person can perform such obligations.

      (c) With respect to the Designated Account Property, each of the COLT Indenture Trustee and the Servicer, as applicable, hereby agrees that:

            (i) any Designated Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Designated Account Owner, and the Designated Account Owner or the Servicer on its behalf shall have sole authority to direct payments with respect thereto;

            (ii) any Designated Account Property that constitutes Physical Property shall be delivered to the Designated Account Owner in accordance with paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Designated Account Owner or a securities intermediary (as such term is defined in 8-102(a)(14) of the UCC) acting solely for the Designated Account Owner;

            (iii) any Designated Account Property that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations shall be delivered in accordance with paragraph (ii) of the definition of "Delivery" and shall be maintained by the Designated Account Owner, pending maturity or disposition, through continued book-entry registration of such Designated Account Property as described in such paragraph;

            (iv) any Designated Account Property that is an "uncertificated security" (as such term is defined in 8-102(a)(18) of the UCC) and that is not governed by clause (iii) above shall be delivered to the Designated Account Owner in accordance with paragraph (iii) of the definition of "Delivery" and shall be maintained by the Designated Account Owner or its nominee or custodian, pending maturity or disposition, through continued registration of the Designated Account Owner's (or its nominee's or custodian's) ownership of such security;

            (v) each Designated Account Owner shall maintain each item of Designated Account Property in the particular Designated Account to which such item originated and shall not commingle items from different Designated Accounts; and

            (vi) the Servicer agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments (including, without limitation, any UCC financing statements or this Agreement) as may be necessary in order to perfect the interests of the Designated Account Owner in the Designated Account Property, including, without limitation, to promptly execute, deliver and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such interests and to perform all such other acts as may be necessary in order to perfect or to maintain the perfection of the Designated Account Owner's security interest.

      (d) The Servicer shall have the power, revocable by the COLT Indenture Trustee, to make withdrawals and payments from the Designated Accounts for the purpose of permitting the Servicer or the COLT Indenture Trustee to carry out their respective duties hereunder.

      (e) The COLT Indenture Trustee shall possess all right, title and interest in and to all funds on deposit from time to time in the Designated Accounts and in all proceeds thereof (except Investment Earnings). Except as otherwise provided herein, the Designated Accounts shall be under the exclusive dominion and control of the COLT Indenture Trustee for the benefit of the COLT 200_-__ Secured Noteholders and the COLT Indenture Trustee shall have sole signature power and authority with respect thereto.

      (f) The COLT Indenture Trustee and each other Eligible Deposit Institution with whom a Designated Account is maintained waives any right of set-off, counterclaim, security interest or bankers' lien to which it might otherwise be entitled.

      (g) At any time that the Monthly Remittance Condition is satisfied, then
(x) Payments Ahead need not be remitted to and deposited in the Payment Ahead Servicing Account but instead may be remitted to and held by the Servicer and
(y) the Servicer shall not be required to segregate or otherwise hold separate any Payments Ahead, but the Servicer shall be required to remit Applied Payments Ahead to the COLT Collection Account in accordance with Section 3.03(b)(ii). The Servicer shall promptly notify the COLT Indenture Trustee if the Monthly Remittance Condition ceases to be satisfied. Commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which the Monthly Remittance Condition ceases to be satisfied, the Servicer shall deposit in the Payment Ahead Servicing Account the amount of any Payments Ahead then held by it, and thereafter, for so long as the Monthly Remittance Condition continues to be unsatisfied, the Servicer shall deposit any additional Excess Payments in the Payment Ahead Servicing Account within two Business Days after receipt thereof. Notwithstanding the foregoing, if the Monthly Remittance Condition ceases to be satisfied the Servicer may utilize, with respect to any Payments Ahead then held by it and any additional Excess Payments that it may subsequently receive, an alternative remittance schedule (which may include a remittance schedule utilized by the Servicer at a time when the Monthly Remittance Condition was satisfied), if the Servicer provides the COLT Indenture Trustee (x) written consent of the COLT 200_-__ Secured Noteholders to such alternative remittance schedule and (y) written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Rated Notes. The COLT Indenture Trustee shall be deemed to have no knowledge of any Servicer Default unless such trustee has received notice of such event or circumstance from the Seller, the Servicer, or the COLT 200_-__ Secured Noteholders or unless a Responsible Officer in the Corporate Trust Office of the COLT Indenture Trustee with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance.

      SECTION 3.02 COLT 200_-__ Reserve Account. (a) The Servicer, for the benefit of the COLT 200_-__ Secured Noteholders, shall establish and maintain in the name of the COLT Indenture Trustee an Eligible Deposit Account known as the Central Originating Lease Trust COLT 200_-__ Reserve Account (the "COLT 200_-__ Reserve Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Series 200_-__ Further Holders, which shall include the money and other property deposited and held therein pursuant to this Section 3.02(a) and Section 3.03(c)(iv). On the Series 200_-__ Closing Date, shall deposit the COLT 200_-__ Reserve Account Initial Deposit in immediately available funds into the COLT 200_-__ Reserve Account. The COLT 200_-__ Reserve Account shall be a part of the COLT 200_-__ Trust Estate.

      (b) After giving effect to all deposits into or withdrawals from the COLT 200_-__ Reserve Account on any Payment Date, the Servicer shall pay to the COLT 200_-__ Reserve Account Excess Amount on such Payment Date.

      SECTION 3.03 Distributions. (a) On or before each Determination Date, the Servicer shall calculate the Available Distribution Amount, the Servicing Fee, the Aggregate Principal Payment, the COLT 200_-__ Reserve Account Required Amount, the Note Principal Balance, the Aggregate Secured Note Principal Balance, the Secured Note Monthly Accrued Interest, the Secured Note Interest Distributable Amount, the Secured Note Principal Distributable Amount and all other amounts required to determine the amounts, if any, to be deposited into or paid from each of the COLT Collection Account, the COLT 200_-__ Reserve Account and the Payment Ahead Servicing Account on or before the related Payment Date. On or before each Determination Date, the Servicer shall deliver to the COLT Indenture Trustee a written report specifying the amounts calculated by the Servicer pursuant to this Section 3.03(a). The COLT Indenture Trustee shall be entitled to rely upon such report from the Servicer in making any and all transfers, withdrawals, deposits and distributions pursuant to this Section 3.03.

      (b) (i) On or before each Payment Date, the COLT Indenture Trustee shall withdraw collections made during the related Collection Period that constitute Excess Payments from the COLT Collection Account (to the extent such amounts have not been retained by the Servicer pursuant to Section 3.01(g)). The Servicer shall retain such Excess Payments amounts for its own account, or, if required pursuant to Section 3.01(g), the Servicer shall deposit such amounts into the Payment Ahead Servicing Account.

            (ii) On or before each Payment Date, the COLT Indenture Trustee shall transfer from the Payment Ahead Servicing Account (or, if the Servicer is not required to make deposits to the Payment Ahead Servicing Account on a daily basis pursuant to Section 3.01(g), the Servicer shall deposit) to the COLT Collection Account the aggregate Applied Payments Ahead for such Payment Date.

            (iii) On or before each Payment Date, the COLT Indenture Trustee shall withdraw from the COLT Collection Account and pay to the Servicer an amount equal to the sum of (A) any Outstanding Advances with respect to which the Servicer is entitled to reimbursement pursuant to Section 3.06(c) or (d) (to the extent the Servicer has deposited such amounts into the COLT Collection Account and to the extent the Servicer has not been previously reimbursed for any such Outstanding Advances pursuant to
      Section 3.05(a)), and (B) any Liquidation Expenses (and any unpaid Liquidation Expenses from prior periods) with --------------- respect to Series 200_-__ Lease Assets with respect to which the Servicer has sold or otherwise disposed of the related - - Vehicle during or prior to the related Collection Period (if the Servicer has not yet deducted such amounts from Sale Proceeds and has deposited such amounts into the COLT Collection Account).

            (iv) On each Payment Date, the COLT Indenture Trustee shall withdraw from the COLT 200_-__ Reserve Account, and deposit into the COLT Collection Account, an amount equal to the lesser of (I) the excess, if any, of (A) the sum, for such Payment Date, of the amounts specified in clauses (i) through (iv), (vi) and (vii) of Section 3.03(c), over (B) the excess of (i) the sum of (x) the COLT Collections with respect to the Series 200_-__ Lease Assets on such Payment Date, plus (y) the Applied Extended Lease Payment Amount for such Payment Date, over (ii) the sum of
      (x) the amounts withdrawn from the COLT Collection Account with respect to such Payment Date pursuant to Section 3.03(b)(iii), plus (y) the Unapplied Extended Lease Payment Amount for such

      Payment Date, and (II) the COLT 200_-__ Reserve Account Available Amount on such Payment Date.

      (c) On each Payment Date, after the withdrawals, deposits and transfers specified in Section 3.03(b) have been made, to the extent of the Available Distribution Amount for such Payment Date, the COLT Indenture Trustee shall make the following distributions from amounts deposited into the COLT Collection Account in the following order of priority:

            (i) first, to the Servicer, the Servicing Fee for the related Collection Period (to the extent such Servicing Fee has not been retained by the Servicer pursuant to Section 3.04(b));

            (ii) second, to the COLT 200_-__ Secured Noteholders, pro rata based on the Secured Note Interest Distributable Amount due on each such COLT 200_-__ Secured Note, the Aggregate Secured Note Interest Distributable Amount due on the COLT 200_-__ Secured Notes on such Payment Date;

            (iii) third, to the COLT 200_-__ Secured Noteholders, pro rata based on the Note Principal Balance of each COLT 200_-__ Secured Note, the Secured Note Principal Distributable Amount payable on the COLT 200_-__ Secured Notes on such Payment Date;

            (iv) fourth, to the COLT 200_-__ Reserve Account, an amount necessary to cause the COLT 200_-__ Reserve Account Available Amount (after giving effect to any withdrawal from the COLT 200_-__ Reserve Account pursuant to Section 3.03(b)(iv) on such Payment Date) to equal the COLT 200_-__ Reserve Account Required Amount on such Payment Date; and

            (v) fifth, the remainder shall be distributed in accordance with the instructions of the COLT 200_-__ Certificateholder - -- delivered from time to time.

      (d) The parties hereto hereby agree that this Section 3.03 shall supercede
Section 4.1 of the VAULT Trust Agreement with respect to the Series 200 - Lease Assets.

      SECTION 3.04 COLT Collections. (a) If the Monthly Remittance Condition is not satisfied, commencing with the first day of the first Collection Period that begins at least two Business Days after the day on which the Monthly Remittance Condition ceases to be satisfied the Servicer shall remit to the COLT Collection Account all COLT Collections within two Business Days after receipt thereof. Notwithstanding the foregoing, if the Monthly Remittance Condition is unsatisfied, the Servicer may utilize an alternative remittance schedule (which may include a remittance schedule utilized by the Servicer at a time when the Monthly Remittance Conditions was satisfied), if the Servicer provides the COLT Indenture Trustee (x) written consent of the COLT 200_-__ Secured Noteholders to such alternative remittance schedule and (y) written confirmation from the Rating Agencies that such alternative remittance schedule will not result in the downgrading or withdrawal by the Rating Agencies of the ratings then assigned to the Rated Notes. At all times when the Monthly Remittance Condition is satisfied, the Servicer (i) shall not be required to segregate or otherwise hold separate any COLT Collections and Payments Ahead received on the Series 200_-__ Lease Assets and (ii) shall remit an amount equal to the COLT Collections received during a Collection Period to the COLT Collection Account in immediately available funds on or before the related Payment Date.

      (b) Notwithstanding anything to the contrary contained in this Agreement, for so long as the Monthly Remittance Condition has been satisfied, the Servicer shall be permitted to retain the Servicing Fee, any Payments Ahead and reimbursement for any Outstanding Advances and shall deposit into the COLT Collection Account on each Payment Date only the COLT Collections received by the Servicer on the Series 200_-__ Lease Assets during the related Collection Period net of amounts to be distributed to or retained by the Servicer on account of the Servicing Fee, any Excess Payments and reimbursement of any Outstanding Advances on the following Payment Date. The Servicer shall, however, account for all COLT Collections as if all of the deposits and distributions described herein were made individually.

      SECTION 3.05 Application of COLT Collections. For the purposes of this Agreement and the other COLT 200_-__ Basic Documents, all COLT Collections with respect to a Series 200_-__ Lease Asset for each Collection Period shall be applied by the Servicer no later than the related Payment Date as follows:

      (a) With respect to each Series 200_-__ Lease Asset (other than an Administrative Lease Asset, a Warranty Lease Asset or an Extended Lease), payments by or on behalf of the Lessee that are not Supplemental Servicing Fees, Excluded Amounts or Sales and Use Tax Amounts shall be applied first to reduce any Outstanding Advances made pursuant to this Agreement with respect to such Series 200_-__ Lease Asset. Second, the amount of any such payments that are not Supplemental Servicing Fees, Excluded Amounts or Sales and Use Tax Amounts in excess of any such Outstanding Advances with respect to such Series 200_-__ Lease Asset shall be applied to the Monthly Lease Payment with respect to such Series 200_-__ Lease Asset. With respect to any Series 200_-__ Lease Asset and any Collection Period, the "Excess Payment" shall equal the excess, if any, of
(x) the amount of the payments by or on behalf of the related Lessee and received during such Collection Period that are not Supplemental Servicing Fees, Excluded Amounts, Sales and Use Tax Amounts or Applied Payments Ahead, over (y) the amounts applied with respect to such Series 200_-__ Lease Asset pursuant to the two preceding sentences. If the amounts applied under the first two sentences of this Section 3.05(a) shall be less than the Monthly Lease Payment, whether as a result of any extension granted to the Lessee or otherwise, then an amount equal to the Applied Payments Ahead, if any, with respect to such Series 200_-__ Lease Asset shall be applied by the Servicer to the extent of the shortfall, and the Payments Ahead with respect to such Series 200_-__ Lease Asset shall be reduced accordingly.

      (b) With respect to each Administrative Lease Asset and Warranty Lease Asset, payments by or on behalf of the Lessee shall be applied in the same manner in accordance with Section 3.05(a), except that any Released Administrative Amount or Released Warranty Amount shall be remitted to the Servicer or the Seller, as applicable. Any Warranty Payment shall be applied to reduce any Outstanding Advances and such Warranty Payment or an Administrative Purchase Payment, as applicable, shall be applied to the Monthly Lease Payment, in each case to the extent that the payments by or on behalf of the Lessee shall be insufficient, and then to prepay such Series 200_-__ Lease Asset in full.

      (c) With respect to each Extended Lease, payments by or on behalf of the Lessee that are not Supplemental Servicing Fees, Excluded Amounts or Sales and Use Tax Amounts shall be applied first to reduce any Outstanding Advances made pursuant to this Agreement with respect to such Series 200_-__ Lease Asset. Second, the amount of any such payments that are not Supplemental Servicing Fees, Excluded Amounts or Sales and Use Tax Amounts in excess of any such Outstanding Advances with respect to such Extended Lease shall be applied to the Extended Lease Payment with respect to such Extended Lease.

      SECTION 3.06 Advances.

      (a) Subject to the following sentence, as of the last day of each Collection Period, with respect to each Series 200_-__ Lease (other than an Administrative Lease Asset or a Warranty Lease Asset), if there is a shortfall in the Monthly Lease Payment remaining after application of the Applied Payments Ahead pursuant to Section 3.05(a), the Servicer shall advance an amount equal to such shortfall (such amount, a "Monthly Payment Advance"). The Servicer shall be obligated to make a Monthly Payment Advance in respect of a Series 200_-__ Lease only to the extent that the Servicer, in its sole discretion, shall determine that such Monthly Payment Advance shall be recoverable from subsequent collections or recoveries on such Series 200_-__ Lease Asset.

      (b) As of the last day of each Collection Period, with respect to each Series 200_-__ Lease (i) which terminated by reason of having reached its Scheduled Lease End Date 120 days or more prior to the last day of such Collection Period, and (ii) for which the related Vehicle has not been sold during or prior to such Collection Period, the Servicer shall advance an amount (the "Residual Advance") equal to the lesser of (x) the Lease Residual for the related Vehicle, reduced, in the case of any Series 200_-__ Lease Asset that is an Extended Lease, by the aggregate amount of any Extended Lease Payments on such Series 200_-__ Lease Asset received by the Servicer since the Scheduled Lease End Date of such Series 200_-__ Lease Asset, and (y) the amount that the Servicer, in its sole discretion, has estimated shall be recoverable from the sale or other disposition of the Vehicle related to such Series 200_-__ Lease.

      (c) The Servicer shall be reimbursed for Outstanding Advances with respect to a Series 200_-__ Lease Asset from subsequent COLT Collections received with respect to such Series 200_-__ Lease Asset.

      (d) If the sources specified in Section 3.06(c) are insufficient to reimburse all Outstanding Advances with respect to a Series 200_-__ Lease upon collection of all amounts expected by the Servicer to be collected with respect to such Series 200_-__ Lease and the related Vehicle, then the Servicer shall be entitled to reimbursement of any remaining Outstanding Advances with respect to such Series 200_-__ Lease from COLT Collections on any other Series 200_-__ Lease Assets.

                                   ARTICLE IV
                                  THE SERVICER

      SECTION 4.01 Liability of Servicer; Indemnities. (a) The Servicer shall be liable in accordance with this Agreement only to the extent of the obligations in this Agreement specifically undertaken by the Servicer. Such obligations shall include the following:

            (i) The Servicer shall indemnify, defend and hold harmless COLT, the COLT Indenture Trustee and the COLT Owner Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in the COLT 200_-__ Basic Documents, including any sales, use, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the sale of the Series 200_-__ Lease Assets to COLT or the issuance and original sale of the COLT 200_-__ Certificates or the COLT 200_-__ Secured Notes, or asserted with respect to ownership of the Series 200_-__ Lease Assets, or federal or other income taxes arising out of distributions on the COLT 200_-__ Certificates or COLT 200_-__ Secured Notes, or any fees or compensation payable to any such Person) and costs and expenses in defending against the same;

            (ii) The Servicer shall defend, indemnify and hold harmless COLT, the COLT Owner Trustee and each Series 200_-__ Further Holder (each of the foregoing, an "Indemnified Person") from and against any and all costs, expenses, losses, damages, claims and liabilities arising out of or resulting from the use or operation by the Lessee or by the Servicer or any Affiliate of the Servicer, of any Vehicle related to a Series 200_-__ Lease Asset;

            (iii) The Servicer shall indemnify, defend and hold harmless the Indemnified Persons from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Indemnified Person through the negligence, willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or under any other COLT 200_-__ Basic Document, or by reason of reckless disregard of its obligations and duties under this Agreement or any other COLT 200_-__ Basic Documents.

            (iv) The Servicer shall indemnify, defend and hold harmless the COLT Indenture Trustee, the COLT Owner Trustee and their respective agents and servants from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with (x) in the case of the COLT Owner Trustee, the COLT Indenture Trustee's performance of its duties under the COLT Indenture and any other COLT 200_-__ Basic Documents, (y) in the case of the COLT Indenture Trustee, the COLT Owner Trustee's performance of its duties under the Declaration and the COLT 200_-__ Supplement to the Declaration or (z) the acceptance, administration or performance by, or action or inaction of, the COLT Owner Trustee or the COLT Indenture Trustee, as applicable, of the trusts and duties contained in this Agreement or the other COLT 200_-__ Basic Documents, including the administration of the COLT

      200_-__ Trust Estate, except to the extent that such cost, expense, loss, claim, damage or liability: (A) is due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Person indemnified, (B) to the extent otherwise payable to the COLT Owner Trustee, arises from the COLT Owner Trustee's breach of any of its representations or warranties set forth in Section 5.6 of the Declaration,
      (C) to the extent otherwise payable to the COLT Indenture Trustee, arises from the COLT Indenture Trustee's breach of any of its representations or warranties set forth in the COLT Indenture or (D) arises out of or is incurred in connection with the performance by the COLT Indenture Trustee of the duties of successor Servicer hereunder.

      (b) Indemnification under this Section 4.01 shall include reasonable fees and expenses of external counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Section 4.01 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

      SECTION 4.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. Any corporation or other entity (a) into which the Servicer may be merged or consolidated, (b) resulting from any merger, conversion or consolidation to which the Servicer shall be a party, (c) succeeding to the business of the Servicer, or (d) more than 50% of the voting stock of which is owned directly or indirectly by General Motors Corporation and which is otherwise servicing GMAC's retail lease assets, which corporation or other entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 4.02 to the Rating Agencies and the COLT Indenture Trustee prior to the effective date of any such merger, conversion, consolidation or succession.

      SECTION 4.03 Limitation on Liability of Servicer and Others.

      (a) Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to COLT or any Indemnified Person, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

      (b) The Servicer and any director, officer, employee or agent of the Servicer shall be reimbursed by (x) the COLT Owner Trustee for any contractual damages, liability or expense incurred by reason of the COLT Owner Trustee's willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the COLT Owner Trustee's duties under this

Agreement, the COLT Indenture, the Declaration and the COLT 200_-__ Supplement to the Declaration or by reason of reckless disregard of its obligations and duties under this Agreement, the COLT Indenture, the Declaration and the COLT 200_-__ Supplement to the Declaration, and (y) the COLT Indenture Trustee for any contractual damages, liability or expense incurred by reason of the COLT Indenture Trustee's willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the COLT Indenture Trustee's duties under this Agreement or any other COLT 200_-__ Basic Documents or by reason of reckless disregard of its obligations and duties under this Agreement or any other COLT 200_-__ Basic Documents.

      (c) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to service the Series 200_-__ Lease Assets in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Series 200_-__ Further Holders under this Agreement. In such event, the reasonable legal expenses and costs for such action and any liability resulting therefrom shall be payable from collections received on the Series 200_-__ Lease Assets related to any such legal action.

      SECTION 4.04 Delegation of Duties. So long as GMAC acts as Servicer, the Servicer may, at any time without notice or consent, delegate any duties under this Agreement to General Motors Corporation or any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by General Motors Corporation. The Servicer may at any time perform specific duties as servicer through sub-contractors who are in the business of servicing automotive retail leases; provided, however, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties.

      SECTION 4.05 Servicer Not to Resign. Subject to the provisions of Section 4.02, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except (x) upon determination that the performance of its duties under this Agreement is no longer permissible under applicable law or (y) upon determination by the board of directors of the Servicer that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties as Servicer under this Agreement would cause it to be in violation of such legal requirements in a manner that would result in a material adverse effect on the Servicer or its financial condition, said determination to be evidenced by resolutions of the board of directors to such effect (provided that any Servicer other than GMAC may resign if upon such resignation another successor Servicer will perform the duties of Servicer hereunder and such Servicer has been approved by the holders of a majority of the then outstanding principal amount of COLT 200_-__ Secured Notes). Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to each of the Series 200_-__ Further Holders. No such resignation shall become effective until and unless the COLT Indenture Trustee or a successor Servicer shall have entered into a servicing agreement with COLT, such agreement to have substantially the same provisions of this Agreement. COLT shall not unreasonably fail to consent to such a servicing agreement. The resigning Servicer shall promptly provide notice of its resignation to each of the Rating Agencies and Series 200_-__ Further Holders.

                                   ARTICLE V
                                SERVICER DEFAULTS

      SECTION 5.01 Servicer Defaults. For purposes of this Agreement, each of the following shall constitute a "Servicer Default":

      (a) any failure by the Servicer to deposit any required payment into any COLT 200_-__ Account (including to obtain and deposit Pull Ahead Payments under
Section 2.02(b)) or to direct the COLT Indenture Trustee to make any required distributions from any COLT 200_-__ Account, which failure continues unremedied for a period of five Business Days after (x) written notice thereof is received by the Servicer or (y) discovery of such failure by an officer of the Servicer;

      (b) any failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or in any other COLT 200_-__ Basic Document, which failure (i) materially and adversely affects the rights of the COLT 200_-__ Secured Noteholder, and (ii) continues unremedied for a period of 90 days after (x) the date on which written notice of such failure shall have been given to the Servicer or (y) discovery of such failure by an officer of the Servicer;

      (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Servicer, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (a) above for a period of ten Business Days or under clause (b) for a period of 60 days if the delay or failure giving rise to the default was caused by an act of God or other similar occurrence. Upon the occurrence of any of those events, the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the COLT Servicing Agreement and the COLT Sale and Contribution Agreement and the Servicer shall provide the COLT Indenture Trustee, the COLT Owner Trustee, COLT, LLC and the CARAT Indenture Trustee, as holder of the Secured Notes, prompt notice of that failure or delay by it, together with a description of its efforts to so perform its obligations.

      SECTION 5.02 Consequences of a Servicer Default. If a Servicer Default has occurred and is continuing, the holders of at least two-thirds of the then outstanding principal amount of the COLT 200_-__ Secured Notes may terminate all of the rights and obligations of the Servicer under this Agreement but any such termination shall not relieve the Servicer for any liability that accrued prior to such termination; provided, however, that upon the occurrence of any Servicer Default set forth in Section 5.01(c) or (d), such termination of the Servicer's rights and obligations shall be immediate and no notice will be required. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Series 200_-__ Lease Assets or otherwise, shall pass to and be vested in the COLT Indenture Trustee pursuant to and under this
Section 5.02. The COLT Indenture Trustee is authorized and empowered by this Agreement to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Series 200_-__ Lease Assets and related documents, or otherwise. The Servicer agrees to cooperate with the COLT Indenture Trustee in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including, without limitation, the transfer to the COLT Indenture Trustee for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer, in the COLT 200_-__ Accounts or thereafter received with respect to the Series 200_-__ Lease Assets and all Payments Ahead that shall at that time be held by the Servicer.

      SECTION 5.03 COLT Indenture Trustee to Act; Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to
Section 5.02, the COLT Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties and liabilities relating thereto placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the COLT Indenture Trustee shall be entitled to such compensation as the Servicer would have been entitled to under this Agreement if no such notice of termination had been given, including the Servicing Fee and the Supplemental Servicing Fee. Notwithstanding the above, the COLT Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, a successor (i) having a net worth of not less than $100,000,000, (ii) having a long-term unsecured debt rating from Moody's of at least "Baa3" (unless such requirement is expressly waived by Moody's) and (iii) whose regular business includes the servicing of automotive receivables, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement. In connection with such appointment and assumption, the COLT Indenture Trustee may make such arrangements for the compensation of such successor out of payments on Series 200_-__ Lease Assets as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. The COLT Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      SECTION 5.04 Notification to the Series 200_-__ Further Holders and the Rating Agencies. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article V, the COLT Indenture Trustee shall give prompt written notice thereof to the Series 200_-__ Further Holders and the Rating Agencies. The COLT Indenture Trustee shall not be deemed to have knowledge of any Servicer Default unless the COLT Indenture Trustee has received notice of such event or circumstance from the Servicer in an officer's certificate or from the COLT 200_-__ Secured Noteholders or, unless a Responsible Officer of the COLT Indenture Trustee with knowledge hereof and familiarity herewith has actual knowledge of such event or circumstance. If the Servicer obtains knowledge that any Servicer Default has occurred, the Servicer shall promptly deliver notice of such event to the COLT Indenture Trustee, which notice shall set forth in reasonable detail the nature of the facts surrounding such event.

      SECTION 5.05 Waiver of Past Servicer Defaults. The COLT 200_-__ Secured Noteholders may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      SECTION 5.06 Repayment of Outstanding Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive, to the same extent as if it were still the Servicer hereunder pursuant to Article III, to the extent of available funds, reimbursement for all Outstanding Advances that were made by such predecessor Servicer and have not been repaid.

                                   ARTICLE VI
                         OPTIONAL PURCHASE; TERMINATION

      SECTION 6.01 Optional Repurchase of All Series 200_-__ Lease Assets. The Servicer shall have the option to purchase all but not less than all of the Series 200_-__ Lease Assets on any Payment Date following the date on which the Aggregate ABS Value of the Series 200_-__ Lease Assets is less than 10% of the Aggregate ABS Value of the Series 200_-__ Lease Assets on the Series 200_-__ Closing Date (such date, the "Optional Purchase Date"). To exercise such option, the Servicer shall (A) furnish to the Series 200_-__ Further Holders notice of its intention to exercise such option and of the Optional Purchase Date (such notice to be furnished not later than 25 days prior to such Optional Purchase
Date) and (B) deposit in the COLT Collection Account on such Optional Purchase Date an amount equal to the Aggregate ABS Value of the Series 200_-__ Lease Assets on the Optional Purchase Date (such amount, the "Optional Purchase Price"); provided, however, that such amount (when added to any funds then on deposit in the COLT 200_-__ Accounts) must be at least equal to the sum of (i) the Aggregate Secured Note Principal Balance on such Optional Purchase Date and
(ii) the aggregate Secured Note Monthly Accrued Interest on all COLT 200_-__ Secured Notes on such Optional Purchase Date. Upon the making of such deposit in the COLT Collection Account, the COLT 200_-__ Secured Notes shall be deemed satisfied and discharged, and the COLT 200_-__ Certificateholder shall succeed to all interests in and to the COLT 200_-__ Trust Estate (other than the COLT 200_-__ Reserve Account).

      SECTION 6.02 Termination of Agreement. This Agreement shall, except as otherwise provided herein, terminate upon the earliest of: (a) the termination of COLT pursuant to Article VI of the Declaration; (b) the discharge of the Servicer in accordance with the terms hereof; or (c) the mutual written consent of the parties hereto; provided, however, that this Agreement shall not be terminated unless all principal and interest on the COLT 200_-__ Secured Notes have been paid in full. Upon termination of this Agreement, the Servicer shall pay over to COLT, or any other Person entitled thereto, all monies held by the Servicer on behalf of COLT pursuant to this Agreement.

                                  ARTICLE VII
                            MISCELLANEOUS PROVISIONS

      SECTION 7.01 Amendment. (a) This Agreement may be amended by the Servicer, COLT and the COLT Indenture Trustee without the consent of the COLT 200_-__ Certificateholder or any of the COLT 200_-__ Secured Noteholders (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement,
(iii) to add or supplement any credit enhancement for the benefit of the COLT 200_-__ Secured Noteholders, (iv) to add to the covenants, restrictions or obligations of the Servicer, the COLT Owner Trustee or (v) to add, change or eliminate any other provision of this Agreement in any manner that shall not, adversely affect in any material respect the interests of the COLT 200_-__ Secured Noteholders.

      (b) This Agreement may also be amended from time to time by the Servicer, COLT and the COLT Indenture Trustee with the consent of the holders of a majority of the then outstanding principal amount of the COLT 200_-__ Secured Notes, which consent, whether given pursuant to this Section 7.01(b) or pursuant to any other provision herein, shall be conclusive and binding on such Persons and on all future holders of COLT 200_-__ Certificates and COLT 200_-__ Secured Notes for the purpose of adding any provisions to this Agreement or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the COLT 200_-__ Certificateholder or COLT 200_-__ Secured Noteholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Series 200_-__ Lease Assets or distributions that shall be required to be made on any COLT 200_-__ Secured Note, or (ii) reduce the percentage in this Section 7.01 required to consent to any action or amendment, without the consent of all of the holders of the COLT 200_-__ Secured Notes then outstanding.

      (c) Prior to the execution of any amendment or consent pursuant to Section 7.01(a) or (b), the COLT Indenture Trustee shall furnish written notice of the substance of such amendment or consent to the Rating Agencies.

      (d) Promptly after the execution of any amendment or consent pursuant to
Section 7.01(a) or (b), the COLT Indenture Trustee shall furnish a copy of such amendment or consent to each COLT 200_-__ Secured Noteholder.

      (e) It shall not be necessary for the consent of the COLT 200_-__ Secured Noteholders pursuant to Section 7.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of COLT 200_-__ Secured Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the COLT 200_-__ Secured Noteholders shall be subject to such reasonable requirements as the COLT Indenture Trustee may prescribe, including the establishment of record dates.

      (f) Prior to the execution of any amendment to this Agreement, the COLT Indenture Trustee and the COLT Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Section 7.01. The COLT Indenture Trustee and the COLT Owner Trustee, may, but shall not be obligated to, enter into any such amendment which affects such trustee's own rights, duties or immunities under this Agreement or otherwise.

      SECTION 7.02 Protection of Title to COLT. (a) The Servicer shall maintain accounts and records as to the Series 200_-__ Lease Assets accurately and in sufficient detail to permit the reader thereof to know at any time the status of the Series 200_-__ Lease Assets, including payments and recoveries on (or with respect to) each Series 200_-__ Lease and the amounts deposited in the COLT Collection Account, the COLT 200_-__ Reserve Account, and the Applied Payment Ahead Account and any Payments Ahead held by the Servicer in respect of each Series 200_-__ Lease.

      (b) The Servicer shall maintain its computer systems so that the Servicer's master computer records (including any back-up archives) that refer to any Series 200_-__ Lease Asset indicate clearly that such Series 200_-__ Lease Asset is owned by COLT. Indication of COLT's ownership of a Series 200_-__ Lease Asset shall be deleted from or modified on the Servicer's computer systems when, and only when, in the case of a Series 200_-__ Lease, the Series 200_-__ Lease has been paid in full or purchased by the Servicer and, in the case of a Vehicle, when, and only when, such Vehicle is no longer owned by COLT.

      (c) If at any time the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive leases to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or print-outs (including any restored from back-up archives) that, if they refer in any manner whatsoever to any Series 200_-__ Lease Asset, indicate clearly that such Series 200_-__ Lease Asset is owned by COLT unless such Series 200_-__ Lease Asset has been paid in full or repurchased by the Seller or purchased by the Servicer.

      (d) Neither Servicer nor COLT shall at any time hold legal title to any Vehicles. Legal title to the Vehicles shall remain with VAULT with the VAULT Trustee as nominee for COLT.

      SECTION 7.03 Notices. All demands, notices and communications upon or to GMAC, the Servicer, COLT, the COLT 200__-___ Secured Noteholders or the COLT Owner Trustee on behalf of COLT under this Agreement shall be delivered as specified in Part III of Exhibit A.

      SECTION 7.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      SECTION 7.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement is for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      SECTION 7.06 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon and enforceable by the parties hereto, the COLT Owner Trustee, the COLT 200_-__ Certificateholder, the COLT 200_-__ Secured Noteholders, CARAT and their respective successors and permitted assigns. Except as otherwise provided in this Section 7.06, no other Person shall have any right or obligation hereunder.

      SECTION 7.07 Headings. The headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

      SECTION 7.08 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, and all such provisions shall inure to the benefit of COLT.

      SECTION 7.09 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

      SECTION 7.10 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to COLT, the COLT Owner Trustee, and the COLT Indenture Trustee on behalf of COLT, the Series 200_-__ Further Holders or the Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

      SECTION 7.11 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

      SECTION 7.12 No Waiver. No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

      SECTION 7.13 Series Liabilities. It is expressly understood and agreed by the Servicer, all persons claiming through the Servicer, the COLT 200_-__ Certificateholder and each COLT 200_-__ Secured Noteholder that COLT is a series trust pursuant to Sections 3804 and 3806(b)(2) of the Statutory Trust Act. As such, separate and distinct records shall be maintained for Series 200_-__ Lease Assets and the Series 200_-__ Lease Assets shall be held and accounted for separately from the other assets of COLT. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Series 200_-__ Lease Assets, including the COLT 200_-__ Secured Notes, shall be enforceable against the Series 200_-__ Lease Assets only, and not against COLT generally or the assets securing any other Series of Secured Notes.

      SECTION 7.14 No Bankruptcy Petition. The Servicer hereby covenants and agrees that prior to the date which is one year and one day after the payment in full of all Secured Notes, it shall not institute against, or join any other Person in instituting against, COLT in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the bankruptcy or similar laws of the United States or any state of the United States. This Section 7.14 shall survive the termination of this Agreement and the resignation or removal of the Servicer under this Agreement.

      SECTION 7.15 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally but solely as owner trustee of COLT, (b) each of the representations, undertakings and agreements herein made on the part of COLT is made and intended not as personal representations, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only COLT, and (c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of COLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by COLT under this Agreement or the other COLT 200_-__ Basic Documents.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                     CENTRAL ORIGINATING LEASE TRUST

                                     By: Deutsche Bank Trust Company Delaware,
                                     not in its individual capacity but solely
                                     as COLT Owner Trustee

                                     By: _____________________________________
                                     Name:
                                     Title:

                                     GENERAL MOTORS ACCEPTANCE
                                     CORPORATION, as Servicer

                                     By: _____________________________________
                                     Name:
                                     Title:

                                     _____, as COLT Indenture Trustee

                                     By: _____________________________________
                                     Name:
                                     Title:

                                                        COLT Servicing Agreement

                                                                       EXHIBIT A
                                         to the COLT 200_-__ Servicing Agreement

                                (attached hereto)

                                                        COLT Servicing Agreement

                                                                       EXHIBIT A
                                         TO THE COLT 200_-__ SERVICING AGREEMENT

                        PART I - COLT SERIES DEFINITIONS

      When used in any COLT 200_-__ Basic Document, the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

      "ABS Value": with respect to a Series 200_-__ Lease Asset and any Payment Date,

      (a) for each Administrative Lease Asset with respect to which the Servicer has paid the Administrative Purchase Payment as of the close of business on the last day of the related Collection Period pursuant to Section 2.14 of the COLT Servicing Agreement, zero;

      (b) for each Warranty Lease Asset with respect to which the Seller has paid the Warranty Payment as of the close of business on the last day of the related Collection Period pursuant to Section 4.04 of the COLT Sale and Contribution Agreement, zero;

      (c) for each Series 200_-__ Lease Asset that (i) terminated during or prior to the related Collection Period and reached its Scheduled Lease End Date during or prior to the related Collection Period, (ii) became a Pull Ahead Lease Asset during or prior to the related Collection Period, or (iii) became an Extended Lease during or prior to the related Collection Period, but, in each case, that did not become a Liquidating Lease Asset during or prior to such Collection Period, the Lease Residual;

      (d) for each Series 200_-__ Lease Asset that became a Liquidating Lease Asset during or prior to such Collection Period, zero; and

      (e) for each other Series 200_-__ Lease Asset, the sum of (i) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of each Monthly Lease Payment for such Series 200_-__ Lease Asset due after such last day of the related Collection Period, discounted from the first day of the Collection Period in which such Monthly Lease Payment is due to such last day of the related Collection Period, (ii) the aggregate amount of past due and unpaid Monthly Lease Payments for which no Advances have been made, and (iii) the present value, as of the close of business on the last day of the related Collection Period (discounted at a rate equal to the Discount Rate and computed on the basis of a 360-day year comprised of twelve 30-day months), of the Lease Residual for such Series 200_-__ Lease Asset, discounted from the first day of the Collection Period in which the Scheduled Lease End Date for such Series 200_-__ Lease Asset occurs to the last day of the related Collection Period.

      "Accountant's Report" has the meaning assigned to such term in Section
2.18 of the COLT Servicing Agreement.

      "Act": an Act as specified in Section 11.3(a) of the COLT Indenture.

      "Actual Payment": with respect to a Payment Date and a Series 200_-__ Lease, all payments received by the Servicer from or for the account of the Lessee during the related Collection Period, except for any Overdue Payments, Supplemental Servicing Fees, Excluded Amounts or any payments with respect to Sales and Use Tax Amounts. Actual Payments do not include Applied Payments Ahead.

      "Administrative Lease Asset": a Series 200_-__ Lease Asset that the Servicer is required to purchase pursuant to Section 2.14 of the COLT Servicing Agreement.

      "Administrative Purchase Payment": with respect to an Administrative Lease Asset, the ABS Value of such Administrative Lease Asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the Servicer is required (or, if earlier, elects) to purchase such Administrative Lease Asset.

      "Advance": with respect to the Series 200_-__ Lease Assets and any Payment Date, the amount that the Servicer has advanced pursuant to Section 3.06 of the COLT Servicing Agreement.

      "Aggregate ABS Value": as of any date of determination, an amount equal to the sum of the ABS Values of all Series 200_-__ Lease Assets on such date.

      "Aggregate Principal Payment": with respect to a Payment Date, the aggregate of the Principal Payments for all Series 200_-__ Lease Assets on such Payment Date.

      "Aggregate Secured Note Interest Distributable Amount"; for any Payment Date, an amount equal to the sum of the Secured Note Interest Distributable Amounts for all COLT 200_-__ Secured Notes on such Payment Date.

      "Aggregate Secured Note Principal Balance": with respect to all COLT 200_-__ Secured Notes in the aggregate and any date of determination, the aggregate initial Note Principal Balance of the COLT 200_-__ Secured Notes, reduced by all payments prior to such date to the COLT 200_-__ Secured Noteholders in respect of principal on such COLT 200_-__ Secured Notes.

      "ALG Residual": with respect to a Series 200_-__ Lease Asset, the applicable expected value of the related Vehicle at the Scheduled Lease End Date as determined by Automotive Lease Guide Co. and as selected by the Servicer on the date such Lease Asset was originated.

      "Applied Extended Lease Payment Amount": with respect to each Payment Date, the amount of any Extended Lease Payments received or deposited by the Servicer into the COLT Collection Account in the related Collection Period or any prior Collection Period in respect of Applied Extended Leases for such Payment Date.

      "Applied Extended Leases": with respect to each Payment Date, any Extended Lease which became a Liquidating Lease Asset during the related Collection Period.

      "Applied Payments Ahead": with respect to a Payment Date and a Series 200_-__ Lease on which the Actual Payment during the related Collection Period was less than the Monthly

Lease Payment, an amount equal to the lesser of (i) the Payments Ahead with respect to such Series 200_-__ Lease and (ii) the amount by which the Monthly Lease Payment exceeds such Actual Payment.

      "Approval Condition": with respect to the COLT 200_-__ Secured Notes and any action or proposed action related thereto, that each Rating Agency then rating the Rated Notes shall have notified the Servicer, the COLT Owner Trustee and the COLT Indenture Trustee that such action will not result in a reduction or withdrawal of its rating on the Rated Notes.

      "Attestation Protocol": the procedures, standards, guidance, explanatory materials and exhibits with respect to the conduct of an attestation program that are set forth in the preface, introduction and exhibits to The Uniform Single Attestation Program for Mortgage Bankers effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such procedure, standards, guidance, explanatory materials and exhibits are applicable to the servicing obligations set forth in the COLT Servicing Agreement.

      "Authorization Date": as set forth in Section 5.4 of the COLT Indenture.

      "Authorized Officer": With respect to COLT, any officer or agent acting under power of attorney of the COLT Owner Trustee who is authorized to act for the COLT Owner Trustee in matters relating to COLT and who is identified on the list of Authorized Officers delivered by the COLT Owner Trustee to the COLT Indenture Trustee on the Series 200_-__ Closing Date (as such list may be modified or supplemented from time to time thereafter) or the power of attorney and, so long as the COLT Servicing Agreement is in effect, any officer of the Servicer who is authorized to act for COLT pursuant to the COLT Servicing Agreement and who is identified on the list of Authorized Officers delivered by the Servicer to the COLT Indenture Trustee on the Series 200_-__ Closing Date (as such list may be modified or supplemented from time to time thereafter).

      "Available Distribution Amount": with respect to any Payment Date, the sum of (I) the excess of (A) the sum of (i) the COLT Collections received by the Servicer with respect to the Series 200_-__ Lease Assets during the related Collection Period, plus (ii) the Applied Extended Lease Payment Amount for such Payment Date, over (B) the Unapplied Extended Lease Payment Amount for such Payment Date, plus (II) the amounts transferred from the COLT 200_-__ Reserve Account to the COLT Collection Account on such Payment Date pursuant to Section 3.03(b)(iv) of the COLT Servicing Agreement, minus (iii) any amounts withdrawn from the COLT Collection Account on such Payment Date pursuant to Section 3.03(b)(iii) of the COLT Servicing Agreement.

      "Beneficial Interest": with respect to any Vehicle related to a Series 200_-__ Lease Asset, (x) the beneficial interest in VAULT representing an interest in the legal title to such Vehicle, or (y) or to the extent that, notwithstanding the terms of the VAULT Trust Agreement and the Statutory Trust Act, COLT is deemed to hold a direct ownership interest in the legal title to such Vehicle (and not merely a beneficial interest in VAULT representing an interest in the legal title to such Vehicle), the direct ownership interest in the legal title to such Vehicle.

      "Buyer": as set forth in the Form of Transfer Certificate contained in Exhibit B to the COLT Indenture.

      "CARAT": Capital Auto Receivables Asset Trust 200_-__, a Delaware statutory trust created by the CARAT Trust Agreement.

      "CARAT Collection Account": the account designated as the "Collection Account", established and maintained pursuant to Section 5.01(a)(i) of the CARAT Trust Sale and Servicing Agreement.

      "CARAT Collection Account Shortfall Amount": with respect to any Payment Date, the amounts payable in accordance with Section 3.03(c)(vi) of the COLT Servicing Agreement on such Payment Date.

      "CARAT Indenture": the CARAT Indenture, dated as of the Series 200_-__ Closing Date, between CARAT and the CARAT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      "CARAT Indenture Event of Default": the meaning assigned to the term "Event of Default" in the Appendix A to the CARAT Trust Sale and Serving Agreement.

      "CARAT Indenture Trustee": Citibank, N.A., a national banking association, or any successor thereto.

      "CARAT Owner Trustee": Deutsche Bank Trust Company Delaware, or any successor thereto under the CARAT Trust Agreement.

      "CARAT Pooling and Servicing Agreement": the CARAT Pooling and Servicing Agreement, dated as of the Series 200_-__ Closing Date, between GMAC and CARI, as the same may be amended, supplemented or otherwise modified from time to time.

      "CARAT Trust Sale and Servicing Agreement": the CARAT Trust Sale and Servicing Agreement, dated as of the Series 200_-__ Closing Date, between CARI, CARAT and the CARAT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      "CARAT Trust Agreement": the CARAT Trust Agreement, dated as of the Series 200_-__ Closing Date, between Capital Auto Receivables, Inc. and the CARAT Owner Trustee.

      "CARI": Capital Auto Receivables, Inc.

      "Collection Period": each calendar month (or, in the case of the first Collection Period, the period from and including the Cutoff Date to and including ________, 200_). With respect to any Payment Date, the "related Collection Period" is the Collection Period preceding the calendar month in which such Payment Date occurs.

      "COLT 200_-__ Account": each of the COLT Collection Account, the COLT 200_-__ Reserve Account and the Payment Ahead Servicing Account.

      "COLT 200_-__ Basic Documents": the Declaration, the COLT 200_-__ Supplement to the Declaration, the VAULT Trust Agreement, the COLT 200_-__ Transfer Direction, the COLT Designation, the VAULT Security Agreement, the COLT Sale and Contribution Agreement, the COLT Indenture, the COLT Servicing Agreement, the COLT Pull Ahead Funding Agreement, the COLT Custodian Agreement, the COLT 200_-__ Secured Notes and the COLT 200_-__ Certificate.

      "COLT 200_-__ Certificate": each certificate issued pursuant to Section
10.2 of the COLT 200_-__ Supplement to the Declaration.

      "COLT 200_-__ Certificateholder": COLT, LLC or any other Person that holds the COLT 200_-__ Certificate.

      "COLT 200_-__ Collateral": as set forth in the Granting Clause of the COLT Indenture.

      "COLT 200_-__ Lease Assets Assignment": as set forth in Section 2.02 of the COLT Sale and Contribution Agreement and attached as Exhibit A to the COLT Sale and Contribution Agreement.

      "COLT 200_-__ Reserve Account": the account established for the benefit of the holders of the COLT 200_-__ Secured Notes pursuant to Section 3.02 of the COLT Servicing Agreement.

      "COLT 200_-__ Reserve Account Available Amount": as of any date of determination, the cash and other Eligible Investments on deposit in the COLT 200_-__ Reserve Account on such date of determination.

      "COLT 200_-__ Reserve Account Excess Amount": with respect to any Payment Date, the excess, if any, of (i) the COLT 200_-__ Reserve Account Available Amount on such date, over (ii) the COLT 200_-__ Reserve Account Required Amount on such date.

      "COLT 200_-__ Reserve Account Initial Deposit": an amount equal to $____________.

      "COLT 200_-__ Reserve Account Required Amount": with respect to any Payment Date, an amount equal to the lesser of (i) $__________ (which is ____% of the Aggregate ABS Value of the Series 200_-__ Lease Assets on the Cut-Off
Date) and (ii) the Note Principal Balance (as defined in the CARAT Trust Sale and Servicing Agreement).

      "COLT 200_-__ Secured Note": each of the Secured Notes, designated as a COLT 200_-__ Secured Note, issued by COLT pursuant to the COLT Indenture.

      "COLT 200_-__ Secured Note Rate": [LIBOR plus] _____% per annum.

      "COLT 200_-__ Secured Noteholder" or "Holder": as of any date of determination, the Person in whose name such COLT 200_-__ Secured Note is registered in the Secured Note Register on such date.

      "COLT 200_-__ Supplement to the Declaration": the COLT 200_-__ Supplement to the Declaration, dated as of the Series 200_-__ Closing Date, between the COLT Owner Trustee and COLT, LLC, as Residual Certificateholder, pursuant to
Section 3.2 of the Declaration, as the same may be amended, supplemented or otherwise modified from time to time.

      "COLT 200_-__ Transfer Direction": the COLT 200_-__ Transfer Direction, dated as of the Series 200_-__ Closing Date, with respect to the transfer by the Seller to COLT of the Seller's beneficial interest in the Vehicles related to the Series 200_-__ Lease Assets under the VAULT Trust Agreement, executed by the Seller, the VAULT Trustee and COLT pursuant to the VAULT Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "COLT 200_-__ Trust Estate": all right, title and interest of COLT in, to and under the COLT 200_-__ Collateral and all right, title and interest of VAULT in, to and under the Pledged Collateral.

      "COLT Collection Account": the account designated as such and established and maintained pursuant to Section 3.01(a)(i) of the COLT Servicing Agreement.

      "COLT Collections": with respect to any Payment Date and the Series 200_-__ Lease Assets, an amount equal to the sum of the following amounts with respect to the related Collection Period:

            (i) the Monthly Lease Payments received with respect to the Series 200_-__ Lease Assets (including Applied Payments Ahead but excluding Excess Payments made during such Collection Period that are treated as Payments Ahead);

            (ii) all Pull Ahead Payments received or deposited by the Servicer since the preceding Payment Date (or with respect to the first Payment Date, since the Series 200_-__ Closing Date) with respect to any Series 200_-__ Lease Assets that became Pull Ahead Lease Assets during or prior to the related Collection Period;

            (iii) all Warranty Payments received or deposited by the Servicer in respect of the Series 200_-__ Lease Assets during the related Collection Period;

            (iv) all Administrative Purchase Payments received or deposited by the Servicer in respect of the Series 200_-__ Lease Assets during the related Collection Period;

            (v) all Sale Proceeds received or deposited by the Servicer in respect of the Series 200_-__ Lease Assets during the related Collection Period;

            (vi) any Monthly Payment Advances and Residual Advances with respect to such Payment Date;

            (vii) all Extended Lease Payments received or deposited by the Servicer with respect to Extended Leases during the related Collection Period;

            (viii) if such Payment Date is the Optional Purchase Date, the Optional Purchase Price deposited into the COLT Collection Account by the Servicer on such Payment Date pursuant to Section 6.01 of the COLT Servicing Agreement;

            (ix) all Insurance Proceeds received with respect to the Series 200_-__ Lease Assets during the related Collection Period;

            (x) without double counting any of the amounts specifically set forth above, the portion of any Security Deposits with respect to the Series 200_-__ Lease Assets deemed to be included as part of COLT Collections on the Series 200_-__ Lease Assets for the related Collection Period pursuant to Section 2.03(b) of the COLT Servicing Agreement; plus

            (xi) any other amounts received by the Servicer during the related Collection Period with respect to the Series 200_-__ Lease Assets, other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments and Sales and Use Tax Amounts.

      In no event shall the term "COLT Collections" for any Payment Date include any Excluded Amounts received during the related Collection Period.

      "COLT Custodian": General Motors Acceptance Corporation, or another custodian named from time to time in the COLT Custodian Agreement.

      "COLT Custodian Agreement": the COLT 200_-__ Custodian Agreement, dated as of the Series 200_-__ Closing Date, between the COLT Custodian and the COLT Owner Trustee, substantially in the form of Exhibit B to the COLT Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

      "COLT Indenture": the COLT 200_-__ Indenture, dated as of the Series 200_-__ Closing Date, between COLT and the COLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      "COLT Indenture Trustee: Citibank, N.A., or any successor thereto under the COLT Indenture.

      "COLT, LLC": Central Originating Lease, LLC, or any successor thereto.

      "COLT Pull Ahead Funding Agreement": the COLT 200_-__ Pull Ahead Funding Agreement, dated as of the Series 200_-__ Closing Date, between GMAC, as agent for General Motors Corporation, COLT and the COLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      "COLT Sale and Contribution Agreement": the COLT 200_-__ Sale and Contribution Agreement, dated as of the Series 200_-__ Closing Date, between COLT and GMAC, as the Seller, as the same may be amended, supplemented or otherwise modified from time to time.

      "COLT Servicing Agreement": the COLT 200_-__ Servicing Agreement, dated as of the Series 200_-__ Closing Date, between GMAC, as servicer, COLT and the COLT Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

      "Controlling Party": as set forth in Section 5.3(f) of the COLT Indenture.

      "Corporate Trust Office": with respect to the COLT Indenture Trustee, the principal office at which at any particular time the corporate trust business of the COLT Indenture Trustee is administered, which office is initially located at 111 Wall Street, 14th Floor, New York, New York, 10005.

      "Customary Servicing Practices": the customary servicing practices, procedures and policies utilized by the Servicer with respect to automotive leases that it services for itself or others, as such practices, procedures and policies may be changed from time to time.

      "Cutoff Date": _______, 200_.

      "Default": Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default under the COLT Indenture with respect to the COLT 200_-__ Secured Notes.

      "Delivery": when used with respect to Designated Account Property, "Delivery" means:

            (i) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" as defined in Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Designated Account Owner or its nominee or custodian by physical delivery to the Designated Account Owner or its nominee or custodian endorsed to, or registered in the name of, the Designated Account Owner or its nominee or custodian or endorsed in blank, and, with respect to a "certificated security" (as defined in Section 8-102 of the UCC) transfer to thereof (A) by delivery of such certificated security endorsed to, or registered in the name of, the Designated Account Owner or its nominee or custodian, or to another person, other than a "securities intermediary" (as defined in Section 8-102(14) of the UCC), who acquires possession of the certificated security on behalf of the Designated Account Owner or its nominee or custodian or, having previously acquired possession of the certificate, acknowledges in an authenticated record that it holds for the Designated Account Owner or its nominee or custodian, or (B) by delivery thereof to a "securities intermediary", who has agreed to hold all such assets delivered to it as "financial assets" under Article 8 of the applicable UCC and credit such assets to a "securities account" in which the Designated Account Owner is the entitlement holder, or (C) by delivery thereof to a "clearing corporation" (all of the foregoing, the "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Designated Account Owner or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Designated Account Property to the Designated Account Owner or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

            (ii) with respect to any such Designated Account Property that is any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: (A) book-entry registration of such Designated Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such intermediary of a deposit advice or other written confirmation of such book-entry registration to the Designated Account Owner or its nominee or custodian of the purchase by the Designated Account Owner or its nominee or custodian of such book-entry securities,
      (B) the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Designated Account Owner or its custodian or nominee and indicating that such custodian holds such Designated Account Property solely as agent for the Designated Account Owner or its nominee or custodian, (C) the making by the Designated Account Owner of entries in its books and records establishing that it holds such Designated Account Property solely as Designated Account Owner under the terms of Section 3.01 of the COLT Servicing Agreement, and (E) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer or ownership of any such Designated Account Property to the Designated Account Owner, consistent with changes in applicable law or regulations or the interpretation thereof; and

            (iii) with respect to any item of Designated Account Property that is an uncertificated security (as defined in Section 8-102(18) of the UCC) and that is not governed by clause (ii) above, (A) registration on the books and records of the issuer thereof in the name of the Designated Account Owner or its nominee or custodian, (B) registration on the books and records of the issuer thereof in the name of another person, other than a securities intermediary, who acknowledges that it holds such uncertificated security for the benefit of the Designated Account Owner or its nominee or custodian, or (C) the delivery of such uncertificated security to a securities intermediary who has agreed to hold all such uncertificated securities delivered to it as "financial assets" under
      Article 8 of the applicable UCC and credit such assets to a "securities account" in which the Designated Account Owner is the entitlement holder.

      "Designated Account Owner": with respect to any Designated Account, the Person in whose name such account is required to be maintained.

      "Designated Account Property": all amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

      "Designated Accounts": the COLT Collection Account and the COLT 200_-__ Reserve Account, collectively.

      "Determination Date": the 9th day of each calendar month, or if such 9th day is not a Business Day, the next succeeding Business Day. With respect to any Payment Date, the "related Determination Date" is the Determination Date preceding such Payment Date.

      "Direct COLT Pledge": as set forth in the Granting Clause of the COLT Indenture.

      "Discount Rate": _____% per annum.

      "Early Termination Date": as set forth in the CARAT Interest Rate Swap.

      "Eligible Deposit Account": either (i) a segregated account with an Eligible Institution or (ii) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

      "Eligible Institution": either (i) the corporate trust department of the Designated Account Owner, Deutsche Bank Trust Company Delaware or the COLT Owner Trustee or (ii) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (A) which has either (1) a long-term unsecured debt rating acceptable to the Rating Agencies or (2) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (B) whose deposits are insured by the Federal Deposit Insurance Corporation.

      "Eligible Investments": book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which (at the time made) evidence:

            (i) direct obligations of, and obligations fully guaranteed as to full and timely payment by, the full faith and credit of the United States of America;

            (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have the highest credit rating from each of the Rating Agencies;

            (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, the highest short-term credit rating from each of the Rating Agencies;

            (iv) investments in money market funds having the highest applicable credit rating from each of the Rating Agencies (including funds for which the Designated

      Account Owner (or such other Person in whose name the applicable account is maintained) or the COLT Indenture Trustee or any of their respective affiliates is investment manager or advisor);

            (v) bankers' acceptances issued by any depository institution or trust company referred to in clause (ii) above;

            (vi) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with an Eligible Institution; or

            (vii) any other investment permitted by each of the Rating Agencies;

in each case, other than as permitted by the Rating Agencies, maturing (A) not later than the Business Day immediately preceding the next Payment Date or (B) on such next Payment Date if either (x) such investment is in the institution with which the applicable account is then maintained or (y) the Designated Account Owner (or such other Person in whose name the applicable account is maintained) (so long as the short-term unsecured debt obligations of the Designated Account Owner (or such other Person in whose name the applicable account is maintained) are rated at least "P-1" by Moody's and "A-1" by S&P on the date such investment is made) shall advance funds on such Payment Date in the amount payable on such investment on such Payment Date pending receipt thereof to the extent necessary to make distributions on such Payment Date in accordance with Article III of the COLT Servicing Agreement. For purposes of the foregoing, (x) unless the Designated Account Owner (or such other Person in whose name the applicable account is maintained) objects at the time an investment is made, the Designated Account Owner (or such other Person in whose name the applicable account is maintained) shall be deemed to have agreed to make such advance with respect to such investment, and (y) references herein to the highest short-term credit rating shall mean "P-1" in the case of Moody's and "A-1" in the case of S&P.

      "Event of Default": an event described in Section 5.1 of the COLT
Indenture.

      "Event of Default Sale Notice": as set forth in Section 5.4 of the COLT Indenture.

      "Excess Payment": as set forth in Section 3.05(a) of the COLT Servicing Agreement.

      "Excess Wear and Excess Mileage Charges": with respect to any Series 200_-__ Lease Asset, charges to a Lessee in accordance with the terms of the related Series 200_-__ Lease upon termination of such Series 200_-__ Lease (i) as a result of excess wear and tear with respect to the related Vehicle and (ii) mileage charges incurred for vehicle mileage in excess of the amount permitted under the Series 200_-__ Lease.

      "Excluded Amounts": with respect to any Payment Date and to any Series 200_-__ Lease Asset, the sum of (i) any amounts received by the Servicer during the related Collection Period with respect to any administrative fees and parking tickets and fines on the related Vehicle, (ii) premiums paid by the Servicer or due to the related insurer during the related Collection Period in connection with the maintenance of insurance with respect to such Series

200_-__ Lease Asset, and (iii) any amounts required under applicable law to be paid or refunded to the Lessee during the related Collection Period (including any rebates of premiums with respect to cancellation of any insurance policy or service contract entered into by such Lessee).

      "Extended Lease": any Series 200_-__ Lease that has reached its Scheduled Lease End Date, with respect to which (x) the Lessee has paid all Monthly Lease Payments required under the terms of such Series 200_-__ Lease and (y) the Lessee has agreed with the Servicer to extend the term of such Series 200_-__ Lease and to continue making monthly payments under such Series 200_-__ Lease in an amount as agreed between the Lessee and the Servicer.

      "Extended Lease Payments": with respect to any Extended Lease and any Collection Period prior to the Collection Period in which the related Vehicle was sold or otherwise disposed of by the Servicer, any monthly lease payments due under such Extended Lease after its Scheduled Lease End Date and received by the Servicer in the related Collection Period, minus any payments in respect of Sales and Use Tax Amounts required to be paid with respect to such Extended Lease during such Collection Period.

      "Final Maturity Date: the Payment Date in February 200__.

      "Grant": To mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon, a security interest in, deposit, set over and confirm pursuant to the COLT Indenture. A Grant of the COLT 200_-__ Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of, the COLT 200_-__ Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Holder": with respect to any COLT 200_-__ Secured Note and any date of determination, the Person in whose name such COLT 200_-__ Secured Note is registered in the Secured Note Register on such date.

      "Independent": when used with respect to any specified Person, the Person
(a) is in fact independent of COLT, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in COLT, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with COLT, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      "Independent Certificate": a certificate or opinion to be delivered to the COLT Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the COLT Indenture, made by an Independent appraiser or other expert appointed by a Trust Order and approved by the COLT Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" and that the signer is Independent within the meaning thereof.

      "Initial ABS Value": with respect to each Series 200_-__ Lease Asset, the ABS Value of such Series 200_-__ Lease Asset on the Series 200_-__ Closing Date.

      "Initial Note Principal Balance": as set forth in Section 2.1(c) of the COLT Indenture.

      "Institutional Accredited Investor": as set forth in Section 2.13 of the COLT Indenture.

      "Insurance Proceeds": with respect to a Payment Date and a Series 200_-__ Lease Asset, the sum of (i) all amounts received by the Servicer during the related Collection Period with respect to any insurance policies maintained with respect to such Series 200_-__ Lease Asset pursuant to Section 2.09(a) of the COLT Servicing Agreement and (ii) all amounts required to be deposited by the Servicer pursuant to Section 2.09(b) of the COLT Servicing Agreement during the related Collection Period.

      "Interested Parties": as set forth in the recitals to the COLT Sale and Contribution Agreement.

      "Investment Earnings": investment earnings on investments of funds deposited in the COLT 200_-__ Accounts, net of losses and investment expenses.

      "Lease Residual": with respect to any Series 200_-__ Lease Asset, the lesser of the Stated Residual Value and the ALG Residual for the related Vehicle.

      "Lessee": with respect to any Series 200_-__ Lease Asset, the lessee or the co-lessees of the Vehicle and any guarantor of the Program Lease comprising such Lease Asset.

      "Lessee Purchase Amount": with respect to a Vehicle related to a Series 200_-__ Lease Asset that the Lessee is purchasing at the Scheduled Lease End Date, all amounts payable by the Lessee in connection with such purchase under the related Series 200_-__ Lease.

      ["LIBOR": _______________________________________.]

      "Liquidating Lease Asset": a Series 200_-__ Lease Asset with respect to which the first of the following has occurred during a Collection Period:

      (a) the related Vehicle was sold or otherwise disposed of by the Servicer following the scheduled or early termination of the related Series 200_-__ Lease;

      (b) the related Series 200_-__ Lease terminated prior to the related Collection Period and reached its Scheduled Lease End Date more than 120 days prior to the end of such Collection Period and as of the end of such Collection Period, the related Vehicle remained unsold;

      (c) the related Series 200_-__ Lease became an Extended Lease on its Scheduled Lease End Date and such Scheduled Lease End Date shall have occurred more than 120 days prior to the end of such Collection Period and as of the end of such Collection Period, the related Vehicle remained unsold; or

      (d) the Servicer's records, in accordance with its Customary Servicing Practices, disclose that all Insurance Proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related Vehicle.

      "Liquidation Expenses:" with respect to a Series 200_-__ Lease Asset in respect of which the related Vehicle has been sold or otherwise disposed of by the Servicer during or prior to the related Collection Period, the amount charged to the account of the Lessee, in keeping with the Servicer's Customary Servicing Practices, for refurbishing and disposing of the related Vehicle and other out-of-pocket costs related to the liquidation, including all repossession, auction, painting repair, legal and any and all other similar liquidation, collection and refurbishment costs and expenses.

      "Minimum Servicing Standards": servicing standards identified as "Minimum Servicing Standards" in The Uniform Single Attestation Program for Mortgage Bankers effective for fiscal years ended on or after December 15, 1995 or in any successor program, to the extent such standards are applicable to the servicing obligations set forth in the COLT Servicing Agreement.

      "Monthly Lease Payment": with respect to any Series 200_-__ Lease Asset, the amount required to be paid by the Lessee under the related Series 200_-__ Lease on or prior to each Monthly Lease Payment Date (as such amount may be modified in connection with any permitted modification or extension), minus any payments with respect to Sales and Use Tax Amounts required to be paid pursuant to such Series 200_-__ Lease on or prior to such Monthly Lease Payment Date.

      "Monthly Lease Payment Date": with respect to any Series 200_-__ Lease Asset, the date specified in the related Series 200_-__ Lease as the date on or before which the Lessee is required to make a payment each month.

      "Monthly Payment Advance": has the meaning assigned to such term in
Section 3.06(a) of the COLT Servicing Agreement.

      "Monthly Remittance Condition": a condition that shall be satisfied if (A) GMAC or any Affiliate thereof is the Servicer, (B) no Servicer Default has occurred and is continuing, and (C) either (i) the short-term unsecured debt of the Servicer is rated at least "A-1" by S&P and "P-1" by Moody's, or (ii) the Servicer has made any other arrangements satisfactory to the Rating Agencies.

      "Note Principal Balance": with respect to a COLT 200_-__ Secured Note on any date of determination, an amount equal to ___% of the initial ABS Value of the leases acquired by GMAC [in the same state] on the Series 200_-__ Closing Date reduced by all payments prior to such date in respect of principal made to the holder of such COLT 200_-__ Secured Note pursuant to Section 3.03(c)(iv) of the COLT Servicing Agreement.

      "Notice of Default": as set forth in Section 5.1(b) of the COLT Indenture.

      "Officers' Certificate": (i) with respect to any corporation, unless otherwise specified in this Agreement, a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President, any Vice President, any Treasurer, any Assistant Treasurer, any Secretary or any Assistant Secretary of such corporation, (ii) with respect to any limited liability company, a certificate signed by any manager of such limited liability company, and (iii) with respect to COLT, the COLT Owner Trustee or the COLT Indenture Trustee, a certificate signed by any Responsible Officer thereof.

      "Opinion of Counsel": a written opinion of counsel, who may be an employee of the Servicer or its Affiliates.

      "Optional Purchase Date": the meaning assigned to such term in Section
6.01 of the COLT Servicing Agreement.

      "Optional Purchase Price": the meaning assigned to such term in Section
6.01 of the COLT Servicing Agreement.

      "Outstanding": with respect to any COLT 200_-__ Secured Notes and date of determination, all such COLT 200_-__ Secured Notes theretofore authenticated and delivered under the COLT Indenture except:

      (1) COLT 200_-__ Secured Notes theretofore canceled by the COLT Indenture Trustee in accordance with Section 2.9 of the COLT Indenture;

      (2) COLT 200_-__ Secured Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the COLT Indenture Trustee or any Paying Agent in trust for the Holders of such COLT 200_-__ Secured Notes; provided, however, that if such COLT 200_-__ Secured Notes are to be redeemed, notice of such redemption has been duly given pursuant to the COLT Indenture or provision therefore, satisfactory to the COLT Indenture Trustee, has been made; and

      (3) COLT 200_-__ Secured Notes in exchange for or in lieu of other COLT 200_-__ Secured Notes which have been authenticated and delivered pursuant to the COLT Indenture unless proof satisfactory to the COLT Indenture Trustee is presented that any such COLT 200_-__ Secured Notes are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Outstanding principal amount of the COLT 200_-__ Secured Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document or any COLT 200_-__ Basic Document related thereto, COLT 200_-__ Secured Notes both legally and beneficially owned by COLT, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding. COLT 200_-__ Secured Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the COLT Indenture Trustee the pledgor's right so to act with respect to such COLT 200_-__ Secured Notes and that the pledgee is not the issuer of the COLT 200_-__ Secured Notes, the Seller of the Secured Notes under the Secured Notes CARAT Trust Sale and Servicing Agreement, the Servicer or an Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding.

      "Outstanding Advance": as of the last day of a Collection Period and with respect to a Series 200_-__ Lease Asset, the sum of all Monthly Payment Advances and Residual Advances made on or prior to such date, minus all payments made or collections received on or prior to such date that are specified in Section 3.06(c) and (d) of the COLT Servicing Agreement as reducing Outstanding Advances with respect to such Series 200_-__ Lease Asset.

      "Outstanding Amount": as of any date, the aggregate principal amount of COLT 200_-__ Secured Notes Outstanding at such date.

      "Overdue Payment": with respect to a Payment Date and a Series 200_-__ Lease Asset, all payments, other than Supplemental Servicing Fees, Excluded Amounts and Sales and Use Tax Amounts, received by the Servicer from or for the account of the related Lessee during the related Collection Period, to the extent of the portion of any Outstanding Advances made with respect to such Series 200_-__ Lease Asset.

      "Paying Agent": with respect to the COLT Indenture, the COLT Indenture Trustee or any other Person that meets the eligibility standards for the COLT Indenture Trustee specified in Section 6.11 of the COLT Indenture and is authorized by COLT to make the payments to and distributions from the COLT Collection Account on the COLT 200_-__ Secured Notes on behalf of COLT.

      "Payments Ahead": with respect to a Payment Date and a Series 200_-__ Lease, the aggregate of all Excess Payments on such Series 200_-__ Lease received during the related Collection Period and all prior Collection Periods minus the aggregate of all Applied Payments Ahead on such Series 200_-__ Lease which were applied on any prior Payment Date.

      "Payment Ahead Servicing Account": as set forth in Section 3.01(a)(ii) of the COLT Servicing Agreement.

      "Payment Date": the fourteenth day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing ________, 200_.

      "PBGC": the Pension Benefit Guaranty Corporation.

      "Perfection Representations" the representations set forth on Schedule B to the COLT Sale and Contribution Agreement.

      "Physical Property": the property described as such in the definition of "Delivery."

      "Pledged Collateral": as set forth in Section 2 of the VAULT Security Agreement.

      "Principal Payment": with respect to a pool of Series 200_-__ Lease Assets [originated in the same state], any Payment Date and the related Collection Period, the excess of the aggregate ABS Value of such Series 200_-__ Lease Assets as of the close of business on the last day of the Collection Period preceding such related Collection Period over the ABS Value of such Series 200_-__ Lease Assets as of the close of business on the last day of such related Collection Period.

      "Proceeding": any suit in equity, action at law or other judicial or administrative proceeding.

      "Pull Ahead Lease Asset": a Series 200_-__ Lease Asset with respect to which the related Lessee has elected to terminate the related Program Lease prior to its Scheduled Lease End Date by delivering the related Vehicle to a Dealer in connection with a Pull Ahead Program.

      "Pull Ahead Payment": with respect to any Pull Ahead Lease Asset and any Payment Date, the sum of (i) all remaining Monthly Lease Payments due in accordance with the terms of the related Series 200_-__ Lease, (ii) all due and unpaid Monthly Lease Payments, and (iii) any Pull Ahead Payment that was due but not paid in full on any prior Payment Date.

      "Pull Ahead Program": any program instituted by GMAC, as agent of General Motors Corporation, or by General Motors Corporation pursuant to which the Lessee shall be permitted to terminate a Series 200_-__ Lease prior to its Scheduled Lease End Date without payment by the Lessee of all or a portion of the remaining Monthly Lease Payments due in accordance with the terms of the related Series 200_-__ Lease.

      "Rated Notes": with respect to the COLT 200_-__ Secured Notes, each class of notes secured by an interest in the COLT 200_-__ Secured Notes, which has been rated by a Rating Agency at the request of the Servicer.

      "Rating Agency": as of any date, each of Moody's and S&P (if such agency is then rating the COLT 200_-__ Secured Notes or any Rated Notes secured thereby).

      "Record Date": with respect to any Payment Date, the close of business on the last Business Day of the preceding calendar month.

      "Redemption Date": the date specified as such by COLT in accordance with
Section 10.1 of the COLT Indenture.

      "Redemption Price": the price specified as such by COLT in accordance with
Section 10.1 of the COLT Indenture.

      "Released Administrative Amount": with respect to an Administrative Lease Asset, any collections on such Lease Asset remaining or received after payment of the Administrative Purchase Payment.

      "Released Warranty Amount": with respect to a Warranty Lease Asset, any collections on such Warranty Lease Asset remaining or received after payment of the Warranty Payment.

      "Required Deposit Rating": a rating on short-term unsecured debt obligations of "P-1" by Moody's and at least "A-1" by S&P or otherwise acceptable to the Rating Agencies. Any requirement that the short-term unsecured debt obligations have the "Required Deposit Rating" shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each Rating Agency.

      "Residual Advance": has the meaning assigned to such term in Section 3.06(b) of the COLT Servicing Agreement.

      "Responsible Officer": (1) when used with respect to the COLT Owner Trustee, any officer of Deutsche Bank Trust Company Americas acting under a valid power of attorney from the COLT Owner Trustee, or any officer within the Corporate Trust Office of the COLT Owner Trustee including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer, Assistant Treasurer or any other officer of the COLT Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; (2) when used with respect to the COLT Indenture Trustee, any officer within the Corporate Trust Office (or any successor group of the COLT Indenture Trustee), including any managing director, vice president, assistant vice president, secretary, assistant secretary, vice president or any other officer of the COLT Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of the COLT Indenture; (3) when used with respect to COLT, any officer of the COLT Owner Trustee and/or the Servicer who is authorized to act for COLT and who is identified on the list of Responsible Officers delivered by the COLT Owner Trustee or the Servicer, as applicable, to the COLT Indenture Trustee on the date hereof (as such list may be modified or supplemented from time to time thereafter); and (4) when used with respect to the Servicer or any other payee, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Rule 144A": as set forth in Section 2.13 of the COLT Indenture.

      "Sale Proceeds": with respect to any Series 200_-__ Lease Asset and the Payment Date following the Collection Period in which the related Vehicle was sold or otherwise disposed of by the Servicer, an amount equal to the sum of the following:

            (i) all proceeds from the sale of the related Vehicle following the termination of the Series 200_-__ Lease, including any amounts realized from sales to Dealers, during the related Collection Period, plus

            (ii) if such Series 200_-__ Lease terminated prior to its Scheduled Lease End Date (other than by reason of being a Pull Ahead Lease Asset), all amounts paid by the Lessee in connection with such early termination under the Series 200_-__ Lease, plus

            (iii) without duplication of any amounts described in clause (i) or
      (ii), any other amounts (other than Excluded Amounts, Supplemental Servicing Fees, Excess Payments, any Extended Lease Payments on such Series 200_-__ Lease Asset and Sales and Use Tax Amounts) received by the Servicer during the related Collection Period with respect to such Series 200_-__ Lease after its Scheduled Lease End Date, including all amounts collected by the Servicer in respect of Excess Wear and Excess Mileage Charges for such Vehicle, minus

            (iv) the sum of (a) any Liquidation Expenses with respect to such Series 200_-__ Lease Asset, (b) any amounts that are required to be paid or refunded to the Lessee and/or any other Person under applicable law and
      (c) any Sales and Use Tax Amounts payable under such Series 200_-__ Lease.

      "Sales and Use Tax Amount": the portion of each payment under a Series 200_-__ Lease Asset that is allocable to fees and sales, use or other taxes or payments due under such Series 200_-__ Lease.

      "Scheduled Lease End Date": with respect to any Series 200_-__ Lease Asset, the date set forth in the related Series 200_-__ Lease as the date on which such Series 200_-__ Lease is scheduled to expire.

      "Secured Note Interest Distributable Amount": with respect to each COLT 200_-__ Secured Note and any Payment Date, the sum of:

      (a) the Secured Note Monthly Accrued Interest for such COLT 200_-__ Secured Note on such Payment Date;

      (b) any Secured Note Interest Distributable Amount due but not paid with respect to such COLT 200_-__ Secured Note on the preceding Payment Date; and

      (c) interest on any such unpaid Secured Note Interest Distributable Amount specified in clause (b) determined by multiplying

            (i) the COLT 200_-__ Secured Note Rate during the most recent Collection Period, by

            (ii) the amount of such unpaid Secured Note Interest Distributable Amount, and by

            (iii) 1/12.

      "Secured Note Monthly Accrued Interest": with respect to any Payment Date and each COLT 200_-__ Secured Note, the product of (i) the Note Principal Balance of such COLT 200_-__ Secured Note at the close of business on the immediately preceding Payment Date (after giving effect to the distribution of the Secured Note Principal Distributable Amount on such date in accordance with
Section 3.03(c)(iv) of the COLT Servicing Agreement or, with respect to the first Payment Date, the initial Note Principal Balance of such Series 200_-__ Secured Note), (ii) 1/12 (or, with respect to the first Payment Date, the actual number of days from and including the Series 200_-__ Closing Date to but excluding such Payment Date, divided by 360), and (iii) the COLT 200_-__ Secured Note Rate.

      "Secured Note Principal Carryover Shortfall": with respect to any Payment Date, the excess, as of the close of business on such Payment Date of (i) the Secured Note Principal Distributable Amount for such Payment Date over (ii) the amount that was actually paid by the COLT Indenture Trustee on such Payment Date in respect of principal in accordance with Section 3.03(c)(iv) of the COLT Servicing Agreement.

      "Secured Note Principal Distributable Amount": for any Payment Date, the lesser of:

            (a) the Aggregate Secured Note Principal Balance at the close of business on the immediately preceding Payment Date or in the case of the first Payment Date, the Aggregate Secured Note Principal Balance on the Series 200_-__ Closing Date; and

            (b) the sum of

                  (1) the Aggregate Principal Payment, and

                  (2) the Secured Note Principal Carryover Shortfall as of the close of business on the preceding Payment Date.

      Notwithstanding the foregoing, on the Final Maturity Date for the COLT 200_-__ Secured Notes, the Secured Note Principal Distributable Amount shall also include the amount that is necessary, after giving effect to other amounts withdrawn by the COLT Indenture Trustee on such Payment Date and allocable to payments of principal, to reduce the outstanding principal balance of the COLT 200_-__ Secured Notes to zero.

      "Secured Note Register": as set forth in Section 2.4(a) of the COLT Indenture.

      "Secured Note Registrar": initially, the COLT Indenture Trustee, as set forth in Section 2.4(a) of the COLT Indenture, and thereafter, any other Person appointed by COLT in accordance with Section 2.4 of the COLT Indenture.

      "Secured Notes Transfer and Servicing Agreements": as set forth in the recitals to the COLT Sale and Contribution Agreement.

      "Securities Intermediary": as set forth in Section 3.01(b) of the COLT Servicing Agreement.

      "Security Deposit": with respect to any Vehicle, the security deposit made by the Lessee under the related Series 200_-__ Lease.

      "Seller": GMAC, or any successor thereto.

      "Series 200_-__ Closing Date": ________, 200_.

      "Series 200_-__": as set forth in Section 10.1(b) of the COLT 200_-__ Supplement to the Declaration.

      "Series 200_-__ Further Holders": the COLT Indenture Trustee, the COLT Owner Trustee, each COLT 200_-__ Secured Noteholder, the COLT 200_-__ Certificateholder and the CARAT Indenture Trustee.

      "Series 200_-__ Lease Asset Schedule": as set forth in Section 2.20 of the COLT Servicing Agreement.

      "Series 200_-__ Lease Assets": as of any date of determination, the Lease Assets listed on the initial Series 200_-__ Lease Asset Schedule, excluding any Lease Assets as of such date that constitute Liquidating Lease Assets, Administrative Lease Assets required to be purchased on or before such date and Warranty Lease Assets required to be repurchased on or before such date.

      "Series 200_-__ Lease Assets Files": as set forth in Section 2.04 of the COLT Sale and Contribution Agreement.

      "Series 200_-__ Leases": the Program Leases relating to the Series 200_-__ Lease Assets.

      "Series 200_-__ Portfolio": as set forth in Section 10.1(a) of the COLT 200_-__ Supplement to the Declaration.

      "Servicer Default": an event described in Section 5.01 of the COLT Servicing Agreement.

      "Servicer's Certificate": a certificate, completed by and executed on behalf of the Servicer by a Responsible Officer, in accordance with Section 2.16 of the COLT Servicing Agreement.

      "Servicing Fee": with respect to any Payment Date, the product of (i) the Aggregate ABS Value of the Series 200_-__ Lease Assets at the opening of business on the first day of the related Collection Period, (ii) 1/12 (or with respect to the first Payment Date, the actual number of days during the related Collection Period, divided by 360), and (iii) the Servicing Fee Rate.

      "Servicing Fee Rate": _______%.

      "Sold Assets": as set forth in Section 2.01(a) of the COLT Sale and Contribution Agreement.

      "Stated Residual Value": with respect to a Series 200_-__ Lease Asset, the residual value of the related Vehicle as set forth in the related Series 200_-__ Lease.

      "Subject Estate": as set forth in Section 5.4 of the COLT Indenture.

      "Supplemental Servicing Fee": with respect to a Collection Period, all Investment Earnings and any late fees, NSF check charges, disposition fees, purchase option fees, prepayment charges and other administrative fees and expenses or similar charges with respect to the Series 200_-__ Lease Assets, collected (from whatever source) on the Series 200_-__ Lease Assets held by COLT during such Collection Period.

      "Total Available Amount": the meaning assigned to such term in the Appendix A to the CARAT Trust Sale and Serving Agreement.

      "UCC": the Uniform Commercial Code as in effect in the relevant jurisdiction.

      "Unapplied Extended Lease Payment Amount": with respect to each Payment Date, the amount of any Extended Lease Payments deposited into the COLT Collection Account by the Servicer during the related Collection Period in respect of Unapplied Extended Leases.

      "Unapplied Extended Leases": with respect to each Payment Date, any Extended Lease which has not become a Liquidating Lease Asset during or prior to the related Collection Period.

      "VAULT Security Agreement": the VAULT Pledge and Security Agreement, dated as of the Series 200_-__ Closing Date, by VAULT and made in favor of the COLT 200_-__ Secured Noteholders.

      "Warranty Lease Asset": any Series 200_-__ Lease Asset that the Seller is required to repurchase pursuant to Section 4.04 of the COLT Sale and Contribution Agreement.

      "Warranty Payment": with respect to each Warranty Lease Asset, an amount equal to the sum of (i) the ABS Value of such Warranty Lease Asset determined as of the close of business on the last day of the Collection Period prior to the Collection Period as of which the Seller is required (or, if earlier, elects) to repurchase such Warranty Lease Asset, and (ii) all Outstanding Advances made with respect to past due and unpaid Monthly Lease Payments due under such Warranty Lease Asset that remain outstanding on the date of repurchase.

      "Warranty Repurchase Event": the meaning assigned to such term in Section
4.04 of the Sale and Contribution Agreement.

                         PART II - RULES OF CONSTRUCTION

      (a) Accounting Terms. As used in this Appendix or the COLT 200_-__ Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the COLT 200_-__ Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the COLT 200_-__ Basic Documents will control.

      (b) "Hereof," etc. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Appendix or any COLT 200_-__ Basic Document will refer to this Appendix or such COLT 200_-__ Basic Document as a whole and not to any particular provision of this Appendix or such COLT 200_-__ Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any COLT 200_-__ Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such COLT 200_-__ Basic Document unless otherwise specified. The word "or" is not exclusive.

      (c) Reference to Payment Dates. With respect to any Payment Date, the "related Collection Period," and the "related Determination Date," will mean the Collection Period and Determination Date, respectively, immediately preceding such Payment Date, and the relationships among Collection Periods and Determination Dates will be correlative to the foregoing relationships.

      (d) Number and Gender. Each defined term used in this Appendix or the COLT 200_-__ Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the COLT 200_-__ Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

      (e) Including. Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Appendix or the COLT 200_-__ Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

                   PART III -- NOTICE ADDRESSES AND PROCEDURES

            All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any COLT 200_-__ Basic Document to be made upon, given or furnished to or filed with the Seller, the Servicer, the COLT Indenture Trustee, the COLT 200_-__ Secured Noteholders, the COLT 200_-__ Certificateholder, COLT, the COLT Owner Trustee or the COLT Custodian shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

            (a)   in the case of the Seller, at the following address:

                  Director - Securitization and Cash Management
                  General Motors Acceptance Corporation
                  200 Renaissance Center
                  12th Floor, MC: 482-B12-C24
                  Detroit, MI  48265,

            (b)   in the case of the Servicer, at the following address:

                  Director - Securitization and Cash Management
                  General Motors Acceptance Corporation
                  200 Renaissance Center
                  12th Floor, MC: 482-B12-C24
                  Detroit, MI  48265,

            (c) in the case of the COLT Indenture Trustee, at its Corporate Trust Office, as set forth below:

                  Citibank, N.A.
                  111 Wall Street
                  14th Floor
                  New York, NY  10005,

            (d) in the case of the COLT 200_-__ Certificateholder, at the address of the COLT 200_-__ Certificateholder as shown in the Certificate Register;

            (e)   in the case of the COLT Custodian, at the following address:

                  Director - Securitization and Cash Management
                  General Motors Acceptance Corporation
                  200 Renaissance Center
                  12th Floor, MC: 482-B12-C24
                  Detroit, MI  48265,

            (f) in the case of COLT or the COLT Owner Trustee, to the COLT Owner Trustee at its Corporate Trust Office, as set forth below:

                  Deutsche Bank Trust Company Delaware
                  1011 Centre Road
                  Suite 200
                  Wilmington, DE 19805-1266,

            with a copy to:

                  Deutsche Bank Trust Company Americas,
                  Attention: Corporate Trust & Agency Group -
                  Structured Finance Services
                  60 Wall Street
                  26th floor
                  Mail Stop: NYC60-2606
                  New York, NY 10005
                  Phone (212) 250-2946
                  Fax (212) 797-8606/8607

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

            Where any COLT 200_-__ Basic Document provides for notice to COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is sent by electronic facsimile (with hard copy to follow via first class mail) or mailed by first class mail or sent by overnight courier, and shall be deemed to have been duly given upon receipt, to each COLT 200_-__ Secured Noteholder or COLT 200_-__ Certificateholder affected by such condition or event, at such Person's address as it appears on the Secured Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to the COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder shall affect the sufficiency of such notice with respect to other COLT 200_-__ Secured Noteholders or the COLT 200_-__ Certificateholder, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.